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                                                                   Exhibit 10.38

                                      LEASE

                               EARL DAVIE BUILDING

THIS LEASE is entered into and effective as of October 4, 2002 ("Effective Date"), between ARE-1208 EASTLAKE AVENUE, LLC, a Delaware limited liability company ("Landlord") and ZYMOGENETICS, INC., a Washington corporation ("Tenant").

The parties agree as follows:

1.   PREMISES/LEASE

     1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord on the terms contained herein all property purchased by Landlord from Tenant and located at 1208 Eastlake Avenue East, Seattle, Washington ("Premises"), including (Section 27.2) the land described on Exhibit A, together with the easements, rights and appurtenances thereto and the buildings and other improvements located thereon ("Improvements"); including the Fixed Equipment (Section 8.8) and excluding the Removable Equipment (Section 8.8).

     1.2 Operating Lease. Landlord and Tenant stipulate that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in a manner consistent with "true lease" treatment rather than "financing" treatment in all applicable books, records and reports (including income tax filings). Tenant intends to record this Lease as an operating lease for SEC reporting purposes in accordance with generally accepted accounting principles ("GAAP"), but failure to do so shall not be considered a default under this Lease.

     1.3 Acceptance of Premises. As the prior owner of the Premises, Tenant designed and constructed the Improvements on the Premises and has occupied the Improvements since their completion and is therefore completely familiar with the condition of the Improvements. By entering this Lease, Tenant is deemed to have accepted the Premises in its current condition, AS-IS and with all faults. To the extent necessary to comply with its obligations to maintain and repair the Premises, Tenant shall enforce the warranties and other obligations of contractors and suppliers for the original construction of the Premises and Landlord shall cooperate with Tenant in doing so, but Landlord shall have no other responsibility or liability for the design, construction or condition of Premises and makes no warranties with respect thereto and Tenant shall reimburse Landlord for all its reasonable out-of-pocket third party costs and expenses, including its attorneys' fees, incurred in connection with its cooperation. Landlord shall not be required to make any repairs or replacements of any kind whatsoever during the Term. Notwithstanding the sale of the Premises to Landlord, all warranties and guaranties regarding the development of the Premises remain with Tenant for the Term and any remaining warranties and guaranties will be deemed automatically transferred to Landlord upon termination of this Lease.

2.   TERM

     2.1 Initial Term. The Initial Term of this Lease shall be 15 years commencing on October 4, , 2002 ("Commencement Date") and ending on October 3, 2017, unless sooner terminated pursuant to any provision hereof. The Initial Term is subject to extension pursuant to Section 24. As used herein, "Term" shall mean the Initial Term and any Renewal Term (Section 2.2) which becomes effective hereunder.

     2.2 Extensions. Provided that Tenant is not in default on exercise of a right to extend or on the commencement of the Renewal Term (unless such default is cured within any applicable cure period), Tenant shall have the right to extend this Lease for 4 consecutive renewal terms (each, a "Renewal Term") of 5 years each, with at least 16 months prior written notice to Landlord. If Landlord does not receive such notice 16 months prior to the end of a current Term, Tenant's renewal rights shall lapse. The rights to extend the Lease for the Renewal Terms are personal to Tenant and may not be assigned,

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pledged or transferred to any third party. Notwithstanding the foregoing, such rights may be assigned or transferred to Tenant's Affiliates (Section 13.2).

     2.3 Rent For Renewal Terms. As of the commencement of each Renewal Term, the Base Rent (Section 3.1) shall be adjusted to the greater of (a) the fair market rental value of the Premises as of the commencement of the Renewal Term, or (b) 90% of the Base Rent applicable to the last year of the term prior to commencement of the applicable Renewal Term. Fair market rental value shall be the amount of rent which a well-informed tenant, willing, but not obliged to lease the Premises, would pay, and which a well-informed landlord, willing, but not obligated to lease, would accept, taking into consideration all uses to which the Premises is adapted and might in reason be applied, and the then market terms being offered in the Seattle metropolitan area (e.g. including Elliott Bay, the University District, Queen Anne/Interbay, Lake Union, Denny Triangle, etc.) for space reasonably comparable to the Premises. If, after bargaining in good faith for 30 days (the "Bargaining Period"), the parties have not reached agreement on the fair market rental value, it shall be established by binding arbitration in accordance with Section 2.4. Commencing at the start of the second year of each Renewal Term and continuing each year thereafter, the Renewal Term's Base Rent shall be increased by 3.5%.

     2.4 Arbitration. The arbitration process outlined below must be commenced no more than 18 months before the first day of the ensuing Renewal Term and pursued in good faith. Each arbitrator shall be an MAI real estate appraiser with at least 7 years experience in appraising real property used for comparable "wet science" biological laboratory and research and development facilities or such similar uses to which the parties agree ("Arbitrator"). If the parties are able to reach agreement on a single Arbitrator within 10 days after the end of the Bargaining Period, that Arbitrator shall determine the fair market rental value. Otherwise, each party shall select its own Arbitrator and shall provide the name to the other party within 15 days following expiration of the Bargaining Period. The two Arbitrators shall meet within 20 days following their selection and attempt in good faith during such 20 days to reach agreement on the fair market rental value of the Premises. If the two Arbitrators are unable to agree, they shall jointly select a third Arbitrator. If they fail to either agree on the fair market rental value or appoint a third Arbitrator within 20 days following their appointments, the third Arbitrator shall be selected by the then Presiding Judge of King County Superior Court upon the request of either party. Within 10 days after the appointment of the third Arbitrator, the first two Arbitrators shall each submit in writing to the third Arbitrator the amount which they propose be established as the Renewal Term's Base Rent ("Submissions"). The Submissions shall not be disclosed by the third Arbitrator until the third Arbitrator has received both of the other Arbitrators' Submissions. Each Arbitrator may include in such Submissions any information which he/she deems relevant or helpful to the third Arbitrator in determining the fair market rental value of the Premises, and the third Arbitrator may not obtain, accept or consider any additional information in making its decision. The third Arbitrator's determination of the fair market rental value is strictly limited to selection, as the more reasonable approximation of the fair market rental value of the Premises, of the amount stated in one of the Submissions, and third Arbitrator may not select or declare any third number. The third Arbitrator's decision shall be made within 20 days after delivery of the Submissions, by a report in writing to each of the parties and in any event at least 12 1/2 months before the commencement of the Renewal Term. Each party shall pay the costs of its own Arbitrator and one-half of the single Arbitrator or the third Arbitrator's fee. If the Arbitrator's determination of fair market rental value is greater than 110% of the then Base Rent payable during the 12 months immediately preceding the applicable Renewal Term, Tenant may elect to rescind exercise of the option by written notice to Landlord given at least 12 months before the commencement of the Renewal Term. Notwithstanding the provisions of this Section 2.4, if during the arbitration period, Tenant and Landlord reach agreement on fair market rental value (independent of Arbitrator's findings), the arbitration shall be terminated and the determination of the parties shall govern.

3.   RENT

     3.1 Base Rent. Commencing on the Commencement Date, and continuing on the first of each month thereafter, Tenant shall pay to Landlord $140,317.86 per month ("Base Rent"). Base Rent shall be remitted to the Landlord at its address stated for notices in this Lease as the same may be amended from time to time or to such other address required by Landlord in a written notice to Tenant

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and shall be due and payable on the first day of each month during the Term and tendered in cash. Base Rent for any partial month shall be prorated based on the number of days in the applicable calendar month.

     3.2 Increases in Base Rent. Commencing one year after the Commencement Date and continuing annually thereafter, the Base Rent shall be increased by 3.5%.

     3.3 Expansion. See Section 24.10.

     3.4 Additional Rent. All amounts other than Base Rent due by Tenant to Landlord under this Lease shall be deemed "Additional Rent" and Landlord shall have all of the same remedies for Tenant's failure to pay Additional Rent as for failure to pay Base Rent. The term "Rent" shall mean the combined Base Rent and Additional Rent. Tenant's obligations to pay Rent are in the nature of independent covenants and all Rent shall be paid without demand, notice, abatement, reduction or offset, except that Additional Rent may be subject to demand or notice where provided in this Lease.

     3.5 Late Fee. If any installment of Base Rent is not received by Landlord by the 5th of the month, Tenant shall pay to Landlord, on demand, a late charge equal to six percent (6%) on such overdue installment of Base Rent (the "Late Fee"). Notwithstanding the foregoing, Landlord agrees that pursuant to Section
15.2 below, Landlord will deliver notice to Tenant of any such delinquency and, not more than once each Lease Year, Landlord will waive the Late Fee if such delinquency is paid within three business days after Tenant's receipt of such notice. Tenant acknowledges that such late charge represents a reasonable estimate of the costs Landlord will incur as a result of such late payment.

     3.6 Fines/Penalties. Subject to Section 22, Tenant shall pay and discharge when due all other amounts and obligations which Tenant assumes or agrees to pay pursuant to this Lease.

     3.7 Abatement of Rent. Except as expressly agreed upon in Sections 10 and 12 below, Tenant's obligations to pay Rent shall not abate during any period that the Premises or any part thereof are untenantable regardless of the cause of such untenantability.

     3.8 Asset Management Fee. In addition to the Base Rent, Tenant shall pay to Landlord each month with the Base Rent an asset management fee equal to one-half of one percent (0.5%) of the Base Rent.

4.   USE

     4.1 Use. Tenant may use the Premises only for office and laboratory, and research and development facilities and uses that are a reasonably necessary adjunct thereto. "Laboratory" as used herein refers to that portion of the Premises devoted to "wet" laboratory and related research and development use. Exhibit H shows the current allocation of Laboratory and office spaces. Changes resulting in more than 40% or less than 25% of the net rentable square feet of the Premises designated for office use will be considered a change in use. The methodology which will be used for calculating the percent of use will be calculated consistent with the methodology as was employed to calculate the current use percentage as described on Exhibit H (said uses and the permitted deviation in the ratio being hereinafter referred to as the "Use Requirements"). Any other uses or changes in uses shall require Landlord's approval, in accordance with the approval standards set forth in Section 8. The Premises shall not be used for any purpose which would constitute a public or private nuisance or waste, or violate the agreements listed on Exhibit B ("Title Encumbrances").

     4.2 Compliance with Laws. Tenant shall, at its cost, comply with all Laws (Section 27.2) and the requirements of any board of fire underwriters, including all modifications required thereby, relating to or affecting the condition, use or occupancy of the Premises. Upon request of Landlord, Tenant shall provide Landlord with copies of all documents evidencing Tenant's compliance with any particular Law specified by Landlord. Tenant shall notify Landlord in writing immediately of any

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threatened or actual notice or citation, regarding an alleged failure of the
Premises to comply with any Law.

     4.3 Mechanic's Liens. Except for claims for delinquent payments for which Landlord is contractually obligated, which shall be the sole responsibility of Landlord, Tenant agrees that during the Term hereof it shall not do or suffer any waste to the Premises, or cause, suffer or permit any liens for labor, services or materials to attach to the Premises by reason of any act or omission of Tenant or person claiming through Tenant. If any lien is filed arising out of work performed for Tenant, Tenant shall either discharge the lien or post a bond pursuant to RCW 60.04.161 to remove the lien from the Premises within 30 days after it receives notice of the lien.

     4.4 Quiet Enjoyment. So long as no Event of Default (Section 15.2) exists hereunder, Landlord covenants that Tenant shall have quiet occupation and enjoyment of the Premises from any person claiming through Landlord.

5.   MAINTENANCE AND REPAIR

     5.1 Tenant's Obligations. Tenant shall keep and maintain all portions of the Premises in good order and condition, in a manner typical of other properly maintained and operated facilities of a similar nature and in accordance with all Laws and with the standards of maintenance and repair adhered to by Tenant prior to the Commencement Date. Tenant shall promptly make all repairs and replacements required in order to keep and maintain the Premises in such order and condition. Tenant shall also keep the Premises in compliance with all Laws and the requirements of the property and environmental insurance coverages. The provisions of this Section shall not conflict with Tenant's rights to obtain insurance and condemnation proceeds under Sections 10, 11 and 12. If Tenant fails to perform the required maintenance and repairs, Landlord shall have the cure rights described in Section 15.7.

     5.2 Condition on Surrender. Upon termination of this Lease, Tenant shall remove its personal property, repair any damage caused by removal, comply with any removal and Restoration Requirements (Section 8), and leave the Premises in good repair and condition, subject to Section 10.3. In addition, prior to termination of the Lease, Tenant shall perform all decommissioning required by governmental agencies and shall provide copies of all decommissioning reports to Landlord. If Tenant has failed to complete the governmental decommissioning process by the expiration or earlier termination date of this Lease, and as a result, the Premises cannot be relet, the Tenant shall be required to continue to pay full Rent and perform its obligations hereunder until such decommissioning is complete. The foregoing shall also be considered holding over and be subject to the terms of Section 27.13 if, and for so long as, Tenant fails to pursue such decommissioning with due diligence. The Fixed Equipment then existing in the Premises shall be surrendered with the Premises in good and operating condition and free of any liens, financing leases or other encumbrances created by or imposed against Tenant, and belong solely to Landlord.

6.   UTILITIES AND TAXES

     6.1 Utilities. Subject to Section 22, Tenant shall pay when due all charges for utility services provided to the Premises including power, water and sewer, and gas. No interruption of utility service shall give Tenant the right to abate Rent or terminate this Lease.

     6.2 Taxes. Subject to Section 22, Tenant shall pay when due all Real Property Taxes. "Real Property Taxes" shall mean: (i) the ad valorem property taxes and other similar taxes levied against the Premises which become due and payable during the Term, (ii) all installments of assessments imposed by governmental entities on the Premises which become due and payable during the Term, and (iii) governmental licensing or similar fees. Real Property Taxes shall include all taxes and assessments levied against the Premises other than conveyance taxes arising from Landlord's transfer of the Premises, Landlord's rental taxes (if any), Landlord's business and occupation taxes, franchise or net income taxes of Landlord, any estate, succession, gift, capital levy or similar taxes. If any assessment may be paid in installments, Tenant shall be responsible only for those installments due and payable

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during the Term and for those portions of installments to the extent they accrued during the Lease Term, even if they are payable thereafter. If Landlord enters into private agreements for off-site improvements for the benefit of the Premises which are in lieu of government imposed improvements, Tenant shall pay Landlord's installments thereunder to the extent they accrued during the Term. Notwithstanding the foregoing, if the amortization period used in calculating the amount of the installments is less than the amortization period that would have been used for the government assessment that would have otherwise been imposed, then Tenant shall pay a portion of the Landlord's installments due under such private agreements, to the extent they accrued during the Term, recalculated using the same amortization period as would have been used for the government assessment. Tenant shall pay all personal property taxes levied against the Premises as and when due to the extent the levy thereof is attributable to the Term and all such taxes are assessed against its own property. It is Landlord's and Tenant's express intent that all Fixed Equipment identified on Exhibit G and all substitutions, modifications or additions thereto, is part of the real property and not personal property. No personal property is being leased by Landlord to Tenant. Notwithstanding the foregoing, if the Department of Revenue assesses any personal property taxes relating to the Premises, the Fixed Equipment or this Lease, Tenant shall pay such taxes, subject to Section 22.

7.   SECURITY DEPOSIT

     7.1 General Requirements. Upon execution of this Lease, Tenant will provide to Landlord a security deposit ("Security Deposit") in the amount of $280,635.72 (i.e. two months Base Rent). Tenant shall increase the amount of the Security Deposit to correspond to increases in Base Rent at the time such adjustments become effective. Tenant can elect to provide the Security Deposit in the form of either a letter of credit ("LOC"), or pledged marketable securities from Tenant's corporate cash investment portfolio, or a combination thereof, variable over the Term. Landlord will hold the Security Deposit as security for the performance of Tenant's obligations under the Lease. The Security Deposit will not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, upon the occurrence of an Event of Default, use all or a portion of the Security Deposit to cure any Event of Default. Following any such application of the Security Deposit, Tenant will replenish the Security Deposit to its required amount. Landlord shall transfer the Security Deposit to any subsequent owner of the Premises. Landlord and its successors and assigns will not be bound by any assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in the Lease has been assigned, Landlord will return the Security Deposit to such assignee in accordance with the terms and conditions hereof. Within 30 days following the expiration of this Lease and the performance by Tenant of all of its obligations hereunder, Landlord shall return the then existing balance of the Security Deposit to Tenant. Landlord shall have no obligation to pay interest on the Security Deposit. If Landlord returns the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto. Tenant shall not encumber the Security Deposit.

     7.2 Letter of Credit. During any period that Tenant elects to satisfy all or any portion of the Security Deposit with an LOC, the LOC must be an irrevocable and unconditional standby letter of credit, issued by the Bank of America or its successors or another financial institution reasonably satisfactory to Landlord and with a term of at least one year substantially in the form of Exhibit D. Landlord may draw upon the LOC to cure any Event of Default, as described in Section 7.1. In addition, if at any time there are less than 30 days remaining before the expiration of the LOC, and if Tenant does not deliver an extension or replacement of the LOC within 5 business days after notice from Landlord, Landlord may draw upon the LOC; provided that if Tenant subsequently provides a replacement LOC, and to the extent Landlord has not applied the same to any default, Landlord will return the funds drawn to Tenant without interest.

     7.3 Pledged Securities. So long as Tenant's reported Cash Position (defined below) is at least $50,000,000.00 (the "Cash Position Minimum"), Tenant may satisfy all or any portion of the Security Deposit with marketable securities satisfying the criteria stated in this Section 7.3. "Cash Position" is defined as the sum of unrestricted cash, cash equivalents and marketable securities as determined by reference to GAAP. If Tenant's reported Cash Position drops below the Cash Position

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Minimum at any time, then Tenant shall immediately convert all of its Security
Deposit to an LOC. Tenant may subsequently satisfy its Security Deposit with marketable securities once Tenant has again exceeded the Cash Position Minimum for at least two consecutive quarters. During any period that Tenant elects to satisfy all or any portion of the Security Deposit with marketable securities, the pledge will be of short term (2 years or less) fixed income marketable securities from Tenant's corporate cash investment portfolio, including money market funds, rated not lower than Aa, AA, A1 or P1 or equivalent by a nationally recognized credit rating service. The pledged marketable securities will be held by Union Bank of California or another bank or financial institution mutually approved by Landlord and Tenant as custodian for Landlord, either in a separate custodian account or as specially designated securities within a larger custodian account. The pledge agreement must be substantially in the form of Exhibit E and provide Landlord with a perfected first lien security interest in the pledged securities. The custodial agreement must be substantially in the form of Exhibit F and provide direct access authorization which would permit Landlord in an Event of Default, without approval of Tenant, to authorize the sale of the securities and the withdrawal of the proceeds thereof (not to exceed the amount of the then required Security Deposit) for application by Landlord to cure any Event of Default, as described in Section
7.1. So long as the value of the pledged securities comply with the requirements of this Lease, Tenant will be entitled to retain all interest and other earnings generated by the pledged securities. If the market value of the pledged securities drops below the required amount of the Security Deposit, Tenant will immediately add additional marketable securities to the pledge to increase the value of the pledged securities to equal or exceed the required level. Failure of Tenant to increase the pledged securities as required within 3 business days of notice from Landlord and/or the account custodian will constitute an Event of Default. Tenant will have the right to substitute marketable securities meeting the rating criteria and having all of the other characteristics specified above for the securities subject to the pledge.

8.   ALTERATIONS

     8.1 General. Except as provided in Section 24 regarding the Expansion, all alterations of Premises shall be made at Tenant's sole cost and expense. All alterations shall be made in a good and workmanlike manner and in compliance with all Laws and insurance requirements and Tenant shall enforce any warranties to the extent necessary to cause any defects in workmanship or materials to be corrected. Subject to Section 8.6, all alterations shall be fully consistent with the overall character of the Premises as a first class scientific research and development facility (the "Function Requirements") and the Use Requirements. Tenant shall indemnify, defend and hold Landlord harmless from all claims, costs (including attorneys' fees and costs) or damage occurring in connection with Tenant's alterations; notwithstanding the foregoing, Tenant shall not be liable to reimburse Landlord for Landlord's overhead and expenses in reviewing any plans, specifications and other documents or in otherwise confirming Tenant's conformance to the requirements of this Section 8 ("Review Costs") except that for Category D and E Alterations, Tenant shall pay Landlord a fee equal to the lesser of $10,000 or 5% of all costs incurred by Tenant or its contractors or agents in connection with any Category D or E Alteration, to defray Landlord's Review Costs. Prior to commencing any alterations, Tenant shall obtain all necessary permits from governmental authorities. Irrespective of Landlord's receipt, review and any approval of the plans and specifications for Tenant's alterations, Tenant, and not Landlord, shall have sole responsibility for the accuracy or sufficiency of the plans and specifications, their compliance with applicable Laws, codes, regulations or statutes, and their fitness for Tenant's purpose. If any alterations by Tenant trigger any legal requirements to make other modifications to the Premises, Tenant shall make such modifications at its sole cost and expense. Tenant shall provide to Landlord as-built drawings for all alterations by Tenant promptly after completion of the alteration. Except for Removable Equipment, all alterations shall become the property of Landlord immediately upon installation or completion and shall be subject to all of the terms of this Lease. Prior to commencing any Category "B-E" Alteration, Tenant must deliver to Landlord evidence of insurance from all contractors and subcontractors reasonably satisfactory to Landlord to protect Landlord against liability for personal injury or property damage during construction, naming Landlord as an additional insured.

     8.2 Category "A" Alterations. An alteration is a "Category A Alteration" if the estimated cost of such alteration is less than $5,000 and the alteration does not fall within the definition of Category D or E Alterations. For Category A Alterations, in addition to the requirements of Section 8.1, Tenant will

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deliver notice to Landlord describing the alteration promptly after its completion, in the manner stated in Section 27.3.

     8.3 Category "B" Alterations. An alteration is a "Category B Alteration" if the estimated cost of such alteration is between $5,000 and $25,000, and the alteration does not fall within the definition of Category D or E Alterations. For Category B Alterations, in addition to the requirements of Section 8.1, Tenant shall notify Landlord, in the manner stated in Section 27.3, of the planned alteration at least 5 business days prior to commencement of the work, providing a brief description of the work, the estimated cost, and any permit drawings, if applicable.

     8.4 Category "C" Alterations. An alteration is a "Category C Alteration" if the estimated cost of such alteration exceeds $25,000 and the alteration does not fall within the definition of Category D or E Alterations. For Category C Alterations, in addition to the requirements of Section 8.1, Tenant shall notify Landlord, in the manner stated in Section 27.3, of the planned alteration at least 10 business days prior to the commencement of the work, providing a description of the work, the estimated cost and any permit drawings for Landlord's review and approval. Landlord will not withhold its approval of the alteration, however Landlord may impose reasonable conditions on the alteration to the extent necessary to protect its investment, provided that Landlord may not require Tenant to restore the Premises or remove the Category C Alteration as a condition of its consent. For Category C Alterations, if Landlord does not respond to Tenant's notice of such alteration within the 10 business day period, Landlord shall be deemed to have approved such alteration without conditions.

     8.5 Category "D" Alterations. An alteration is a "Category D Alteration," regardless of estimated cost, if such alteration does not fall within the definition of a Category E Alteration, and either (a) such alteration when aggregated with past alterations and concurrent alterations, fails to comply with the Use Requirements, or (b) such alteration results in a net change in rentable square footage for any Function which is outside of the "Function Tolerances" set forth in the Table of Uses contained in Exhibit H.

     "Function" is defined by reference to physical and functional distinctions evident in the floor plans attached as Exhibit H. For Category D Alterations, in addition to the requirements of Section 8.1, Tenant must obtain Landlord's prior written approval, which shall not be unreasonably withheld. To request Landlord's approval, Tenant shall provide to Landlord schematic drawings for Category D Alterations and Landlord shall respond with its comments on such proposed alteration within 10 business days after receipt thereof. Such approval is also subject to Landlord's subsequent 10 business day review and approval of the construction drawings for the proposed alteration. Landlord shall be required to approve the Category D Alteration and the construction drawings, if
(i) Landlord had previously approved the schematic drawings, and (ii) the construction drawings reflect the same alterations as such schematic drawings. If Landlord disapproves of either the schematic drawings or the construction drawings, it shall provide Tenant with reasonably detailed reasons therefor. Failure to provide any such notice shall not be construed as an approval of or consent to any alteration. Landlord may condition its approval of Category D Alterations on a Restoration Requirement (Section 8.7).

     8.6 Category "E" Alterations. An alteration is a "Category E Alteration," regardless of estimated cost, if such alteration (a) fails to comply with the Function Requirements, (b) incorporates materials or employs construction standards that are of a materially lesser quality than those used in the then existing Premises, (c) decreases the number of net rentable square feet in the Premises, (d) involves any alterations to the foundation, roof or structural components of the Improvements, (e) alters the exterior appearance of the Premises (but specifically excluding landscaping, Removable Equipment, antennas or mechanical systems on the roof, and signage when reasonably required for Tenant's business); (f) is designed for any use that is not expressly permitted under Section 4.1; (g) results in Laboratory space being improved for use as a "Process Lab" (defined by reference to Exhibit H) or "Vivarium" (as defined by reference to Exhibit H) outside of the "Extreme Max" Function Tolerances set forth in Exhibit H; (h) results in more than 60% of the Premises being improved for office use; or (i) results in more than 80% of the Premises being improved for Laboratory use (Section 4.1). For Category E Alterations, in addition to the requirements of Section 8.1, Tenant must request Landlord's prior written

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approval, which is subject to Landlord's sole discretion. To request Landlord's approval, Tenant shall provide to Landlord schematic drawings for Category E alterations and Landlord shall respond with its comments on the proposal within 10 business days after receipt thereof, which is subject to Landlord's subsequent 10 business day review and approval of the construction drawings. Landlord shall approve the Category E Alteration and the construction drawings, if (i) Landlord had previously approved the schematic drawings, and (ii) the construction drawings reflect the same alterations as such schematic drawings. If Landlord disapproves of either the schematic drawings or the construction drawings, it shall provide Tenant with reasonably detailed reasons therefor. Failure to provide any such notice shall not be construed as an approval of or consent to any alteration. Landlord may condition its approval of Category E Alterations on a Restoration Requirement.

     8.7 Restoration Requirement and Restoration Deposit. Landlord may condition its approval of Category D and E Alterations on a requirement that Tenant remove such alterations at the end of the Term and fully restore the Premises to the location, size, design, configuration, condition and state of improvement and fixturing that existed immediately prior to making such alterations and consistent with the degree of maintenance and repair required by this Lease (the "Restoration Requirement"). If Landlord conditions its approval of a Category D or E Alteration on a Restoration Requirement, Landlord may further require that Tenant post a deposit (the "Restoration Deposit") in an amount equal to Landlord's reasonable estimate of the removal and restoration costs in any circumstance in which the same exceed $100,000 and which shall be subject to the same terms and conditions as those that are applicable to the Security Deposit; provided, however, the Restoration Deposit shall be returned to Tenant to the extent and at the earlier of such time as (a) Landlord waives its requirement in writing that such alterations be removed and the Premises restored, which election shall be at Landlord's sole and absolute discretion, or (b) Tenant completes the removals and restorations, Landlord accepts the same as having complied with Tenant's obligations under this section, and Tenant provides Landlord with final lien waivers and evidence of payment for all of the costs and expenses incurred to do so. Notwithstanding the foregoing, in no event shall Tenant be required to post a Restoration Deposit unless (a) Landlord has made a good faith determination that Restoration will likely be required and (b) Tenant's cash flow position drops below the Cash Position Minimum (Section 7.3).

     8.8 Fixed and Removable Equipment. This Lease arises simultaneously with the sale of the Premises by Tenant to Landlord pursuant to that certain Agreement of Purchase and Sale dated August 29, 2002, as amended (the "Purchase Agreement"). In order to establish which elements and/or pieces of equipment within the Premises were included in the sale and which were not, the parties applied the criteria listed below to develop the listing contained on Exhibit G containing those items which were considered affixed and part of the Premises. All other items not listed on Exhibit G were considered personal property retained by Tenant. "Fixed Equipment" is defined as the equipment listed on Exhibit G, plus any new equipment brought onto the Premises which either replaces the items listed on Exhibit G, has the same the physical and functional distinctions as the equipment listed on Exhibit G, or satisfies the criteria stated below.

FIXED EQUIPMENT CRITERIA:

     1) Equipment that is built into the facility in such a manner that it will require the removal of walls, floors, ceilings or additions to or modifications of existing structural support, whether temporary or permanent, to install or relocate it;

     2) Equipment that is connected to common building systems in such a way that the service must be modified outside the local area or room where the equipment is located when the equipment is disconnected; or

     3) Equipment that provides service to other Fixed Equipment or without which such other Fixed Equipment would not be functional.

     As new equipment is brought into the Premises, the determination of whether such equipment is considered Fixed Equipment or Removable Equipment will be made by using the physical and functional

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

distinctions evident in the listing attached as Exhibit G and where that does not provide sufficient guidance, applying the above Fixed Equipment criteria. If any alteration is intended to include attached equipment, Tenant shall give written notice to Landlord of its suggested classification as either Fixed or Removable when it gives the notices or requests the approvals as required above. New Fixed Equipment shall become Landlord's property immediately. No Fixed Equipment may be leased or subject to any lien or security interest by Tenant.

9.   INSURANCE

     9.1 Tenant's Insurance. Tenant shall maintain at its sole cost and expense the following insurance on the Premises, and in all cases such policies shall name as additional insureds (a) Landlord, (b) any lender of Landlord holding any security interest in the Premises, and (c) any management company retained by Landlord to manage the Premises:

         9.1.1 Property. Insurance against loss or damage to the Premises on an all risk basis, including sprinkler damage and flood for an amount not less than the actual replacement cost of the Premises. The insurance shall include coverage from business interruption and extra expense for a period of not less than 18 months. Tenant shall also carry earthquake insurance and insurance against damage caused by terrorism and acts of war to the extent the same is or are available at commercially reasonable rates and is required by Landlord. In determining whether such insurance is available at a commercially reasonably rate, the parties will take into consideration the cost and availability of similar policies for Landlord's (or its affiliates') other Seattle properties (or in similarly rated seismic areas if Landlord or its affiliates no longer own other Seattle properties). At Tenant's option, the Premises may be included in Landlord's (or its affiliates') blanket policy of insurance, if and for so long as the same is maintained by Landlord (or its affiliates), in which case the cost of insurance allocable to the Premises will be based on the insurer's cost calculations. In addition, Tenant shall maintain during the Term all risk insurance for Tenant's personal property (including business interruption and extra expense coverage) covering the full replacement cost of all property, improvements and equipment placed in or on the Premises by Tenant, with the understanding that the proceeds of such policies shall be paid to and belong to Tenant.

         9.1.2 Liability. Commercial liability insurance with a combined single limit (including umbrella) of at least $10 million per occurrence and $10 million in the aggregate, naming Landlord as an additional insured and such insurance shall be primary to and not contributory with any insurance carried by Landlord regarding events that occur in the Premises.

         9.1.3 Boiler. Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Premises in an amount not less than the actual cost to repair or replace the insured equipment/machinery. At Tenant's option, the Premises may be included in Landlord's (or its affiliates') blanket policy of insurance, if and so long as the same is maintained by Landlord (or its affiliates), in which case the cost allocable to the Premises will be based on the insurer's cost calculations.

         9.1.4 Builder's Risk. Whenever Tenant, whether as Landlord's construction agent or otherwise, is engaged in alterations costing in excess of $5 million, Tenant shall obtain completed value builder's risk insurance.

         9.1.5 Environmental Insurance. To the extent available at a commercially reasonable rate, pollution legal liability insurance with a limit of not less than $10,000,000 covering the Premises and contamination therefrom. In determining whether such insurance is available at a commercially reasonable rate, the parties will take into consideration the cost and availability of similar policies for other of Landlord's (or its affiliates') similar properties. Such insurance shall be on a claims-made basis. At Tenant's option, the Premises may be included in Landlord's (or its affiliates') blanket policy of insurance, if and for so long as Landlord (or its affiliates) maintains such policies, in which case the cost of such insurance allocable to the Premises will be based on the insurer's cost calculations.

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

             9.1.6 Workers' Compensation. Tenant shall maintain workers' compensation insurance with no less than the minimum limits required by law.

             9.1.7 Other Tenant Insurance. In addition to the insurance coverage listed above in this Section 9.1, at Tenant's and Landlord's option, Tenant may be included in Landlord's (or its affiliates') blanket policy for other insurance (e.g. mold insurance), if and for so long as Landlord (or its affiliates) maintains such policies, in which case the cost of such insurance allocable to the Premises will be based on the insurer's cost calculations.

             9.1.8 Landlord's Evidence of Insurance. In those instances where Tenant is included in Landlord's (or its affiliates') blanket policies of insurance, at Tenant's request, Landlord shall provide Tenant with insurance certificates, or such other reasonable evidence of coverage under such policies.

         9.2 Rating. The insurance required by Section 9.1 shall be written by companies rated not less than A - and having a size rating of X or higher in the current edition of A. M. Best's Key Rating Guide, and all such companies shall be authorized to do insurance business in Washington, or otherwise agreed to by Landlord. The insurance policies shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire or be withdrawn, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. As of the date of the Lease, Tenant's insurers are rated A++ (Chubb) and A+ (FM Global).

         9.3 Mortgagee. Each insurance policy referred to in Sections 9.1.1,
9.1.3 and 9.1.4, shall contain standard non-contributory mortgagee clauses in favor of any mortgagee. Each such policy shall provide that the issuer will endeavor to notify the mortgagee if there are any material changes to the policy.

         9.4 Renewal. Tenant shall pay when due all premiums for the insurance required by this Section 9 and shall deliver to Landlord copies of any insurance policy upon Landlord's request and a certificate or other evidence (reasonably satisfactory to Landlord) of the existing policies and of renewal or replacement policies prior to the policy expiration date (which may be by extension of the existing policy). If Tenant fails to comply with the requirements of this
Section 9 within 5 business days after written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance pursuant to Section 15.7.

         9.5 Landlord's Blanket Policies. As noted in Sections 9.1.1, 9.1.3, and 9.1.5, Tenant shall have the option of obtaining the insurance through Landlord's (or its affiliates') blanket insurance policies for its portfolio to obtain improved coverage or cost savings, if and for so long as Landlord (or its affiliates) maintains such policies. At Tenant's request, Landlord will provide Tenant with premium rating information, copies of insurance policies, and other information reasonably necessary to facilitate Tenant's evaluation of this option.

         9.6 Landlord's Insurance. Landlord, at its expense, shall carry comprehensive general liability insurance with a combined single limit (including umbrella) of at least $5 million per occurrence and $5 million in the aggregate.

          9.7 Waiver of Subrogation. Notwithstanding any other provisions of this Lease to the contrary, Landlord and Tenant waive their respective rights of recovery against the other and the officers, employees, agents and representatives of such other party for damage to the property of the other by fire or other casualty to the extent such damage is insured or required hereunder to be insured. The insurance policies carried by Landlord and Tenant shall include a waiver of the insurer's rights of subrogation.

10.  CASUALTY; OBLIGATION TO RESTORE

     10.1  Definitions.

     "Casualty" shall mean damage to or destruction of the Premises by storm, fire, lightning, earthquake, or from any other cause, other than such damage or destruction which is the subject of a Condemnation (Section 12).

     "Excess Insurance Proceeds" shall mean that portion of any Insurance Proceeds which are received by the Landlord or its mortgagee that are not used to pay the third party costs of restoring any damage to the Premises or any other third party out of pocket costs incurred, including attorneys' fees, in connection with the Casualty, including such costs to obtain the Insurance Proceeds, but in any event excluding Tenant's Proceeds. The determination of Excess Insurance Proceeds shall be made upon completion of the Casualty Restoration.

     "Excess Insurance Proceeds Rent Reduction" shall mean a dollar for dollar reduction to the Base Rent for the then remainder of the Term until exhausted, from and after the date Landlord receives any Excess Insurance Proceeds.

     "Fair Market Value of Premises" for purposes of this Section 10 is defined in Exhibit L.

     "Insurance Proceeds" shall mean the proceeds of any insurance maintained by Tenant under Section 9, which is paid for a Casualty Restoration (Section 10.4), but excludes Tenant's Proceeds.

     "Substantial or Full Casualty" shall mean a Casualty which is certified, by an affidavit from Tenant's president, chief executive officer or chief financial officer, stating with a reasonable basis that such event has rendered the Premises (taken separately from any other properties owned or leased by Tenant) unavailable for Tenant's continued business operations in compliance with the Use Requirements and Function Requirements for more than 12 months and the cost of restoring the Premises is reasonably estimated to exceed $10,000,000.

     "Tenant's Proceeds" shall mean any proceeds of insurance policies payable for Tenant's business interruption or damage to Tenant's personal property.

     10.2 Substantial or Full Casualty in Last 18 Months of Term. If and only if there is a Substantial or Full Casualty of the Premises during the last 18 months of the then current Term, then (i) Landlord will receive the Insurance Proceeds; and (ii) provided Tenant has maintained the insurance coverages required under this Lease, the Lease will terminate effective as of the date of the Casualty, and Tenant's obligations under the Lease will be replaced by an obligation for Tenant to pay any deductibles under applicable insurance policies, plus Rent for the balance of the then current Term.

     10.3 Substantial or Full Casualty Prior to Last 18 Months of Term. If and only if there is a Substantial or a Full Casualty of the Premises prior to the last 18 months of the then current Term, then Tenant shall have the option to either (i) continue the Lease pursuant to Section 10.3.1 below; or (ii) make a rejectable offer to purchase pursuant to Section 10.3.2 below. If Tenant makes a rejectable offer to purchase, unless and until Tenant closes on the purchase, or the Lease terminates pursuant to 10.3.2, Tenant shall continue to pay Rent when due.

          10.3.1 Lease Continuation. If there is a Substantial or Full Casualty of the Premises prior to the last 18 months of the then current Term, unless Tenant delivers a Termination Notice under Section 10.3.2 below, the Lease shall continue in full force and effect, and no Rent shall abate under this Lease as a result of such Substantial or Full Casualty; provided, however, the Base Rent under this Lease shall be subject to an Excess Insurance Proceeds Rent Reduction (as defined above). In such event, Tenant's restoration obligations set forth in
Section 10.4 below shall apply. If Tenant elects to restore, and pursuant to Tenant's rights to sublet or assign under Section 13, Tenant may exercise up to

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

2 of its remaining 5 year Renewal Options. In such event Tenant waives its rescission right under Section 2.4 as it relates to such exercise only.

               10.3.2 Lease Termination. If there is a Substantial or Full Casualty of the Premises prior to the last 18 months of the then current Term, and Tenant will not be re-occupying the Premises following such Substantial or Full Casualty Restoration, then Tenant may elect to terminate this Lease by delivering notice of such election to Landlord within 90 days after the Casualty ("Casualty Termination Notice"). The Casualty Termination Notice shall include an offer by Tenant to purchase the Premises from Landlord for the greater of (i) the original purchase price paid by Landlord for the Premises plus any Allowance (Section 24.8.2) disbursed by Landlord pursuant to this Lease; or (ii) the Fair Market Value of the Premises. Within 60 days from Landlord's receipt of the Casualty Termination Notice, Landlord will notify Tenant whether it will accept or reject Tenant's offer to purchase the Premises, with Landlord's silence deemed rejection.

         If Landlord accepts Tenant's offer to purchase, then notwithstanding
Section 10.5 below, Tenant shall be entitled to all Insurance Proceeds, and such purchase shall close on the later of (i) 10 business days after Tenant's receipt of all Insurance Proceeds; or (ii) 30 days after Tenant's receipt of Landlord's acceptance of such offer.

         If Landlord rejects, or is deemed to have rejected, Tenant's offer to purchase, then the Lease will be deemed terminated effective as of the date of Landlord's rejection, with Landlord retaining the Insurance Proceeds. In such event, Tenant shall also be liable to pay Landlord any applicable deductibles on insurance policies relating to the Casualty Restoration, and Tenant shall pay such deductible amount to Landlord within 30 days of the date of Landlord's rejection and the Lease's termination date.

         10.4 Obligation to Restore. If there is a Casualty and the Lease has not terminated by the application of Sections 10.2 or 10.3 above, then, irrespective of the extent of the Casualty or whether the cause is covered by insurance, Tenant shall repair, restore and rebuild the Premises in accordance with the Function Requirements and the Use Requirements and all applicable building and zoning codes at the time of rebuilding to substantially the same location, size, design, configuration and condition immediately prior to damage or destruction (with any departures from said characteristics in accordance with Section 8 for Alterations) and this Lease shall remain in full force and effect. Such repair, restoration and rebuilding, including the repair, restoration or replacement of Fixed Equipment (all of which are herein called a "Casualty Restoration") shall be commenced as soon as reasonably practical and taking into consideration a reasonable time for the insurance adjustment of the loss, the work to design the repairs/replacements, and permitting delays; and shall be diligently pursued to completion.

         10.5. Insurance Proceeds. Insurance Proceeds shall be paid to Tenant for application to costs of Casualty Restoration; provided that if the proceeds exceed $3 million (unless Landlord's mortgagee should require a lesser amount, but in no event less than $1 million), they shall be held by an insurance trustee pursuant to Section 11. If the Insurance Proceeds are insufficient to cover the cost of repair, the deficit shall be paid by Tenant. Any Excess Insurance Proceeds shall be paid and belong to Landlord. For avoidance of doubt, this Section 10.5 shall not apply to Tenant's Proceeds; in every instance Tenant's Proceeds shall be paid to and be the sole property of Tenant.

         10.6 No Casualty Termination. Notwithstanding any other provisions of this Lease to the contrary, unless Sections 10.2 or 10.3 above apply, this Lease may not be terminated by Tenant or Landlord as a result of a Casualty to the Premises, irrespective of the extent thereof, whether such loss is insured or when such Casualty occurs, or whether such damage is legally permitted to be restored, and Tenant and Landlord waive the provisions of any Law permitting termination of a lease due to destruction of the Premises.

         10.7 No Abatement of Rent. Except to the extent stated in Sections 10.2 and 10.3 above, no Rent shall abate under this Lease as a result of any Casualty, whether or not or to the extent the same may be insured, and irrespective of whether or not such damage or destruction is prohibited from being

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

repaired or restored; provided, however, the Base Rent shall be subject to an Excess Insurance Proceeds Rent Reduction.

11.  INSURANCE TRUSTEE

     11.1 Procedure. If the Insurance Proceeds exceed $3 million (unless Landlord's mortgagee should require a lesser amount, but in no event less than $1 million) and this Lease has not terminated by application of Sections 10.2 or 10.3, then such Insurance Proceeds shall be held by an insurance trustee which shall be a financial institution jointly selected by Landlord and Tenant and reasonably satisfactory to any mortgagee(s) (the "Trustee"). If Landlord's mortgagee is an institutional lender, such lender may elect to be the Trustee. Each insurer is authorized to make payment directly to the Trustee; and Tenant and Landlord each appoints such Trustee as its attorney-in-fact to endorse any check for Insurance Proceeds after approval by Tenant of the Trustee (if other than Landlord's mortgagee). The Insurance Proceeds, net of reasonable expenses incurred in obtaining them, shall be retained in a separate interest-bearing federally insured account by the Trustee for application to restoration, with the interest added to the proceeds. The Trustee shall make the net Insurance Proceeds available to Tenant for restoration, in accordance with the provisions of this Section 11. The net Insurance Proceeds held by the Trustee shall be disbursed in accordance with the following conditions:

          11.1.1 Landlord's Approval. The plans and specifications for the restoration shall be subject to Landlord's reasonable approval, which approval shall be granted to the extent that the plans and specifications conform with the conditions specified in Section 10.4.

          11.1.2 No Default. At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded except to the extent the disbursement would satisfy and discharge such liens.

     11.2 Disbursements. After all of the uninsured costs to repair and restore the Premises have been paid by Tenant out of its own funds, disbursements shall be made monthly by the Trustee to reflect that percentage of the work that is being paid for with the Insurance Proceeds that has been completed since the prior disbursement upon receipt of (1) a Draw Certificate (Section 11.3), (2) completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (3) customary lien waivers for the work covered by the prior progress payments, and (4) other reasonable evidence of cost and payment so that Trustee can verify that the amounts disbursed from time to time constitute the same percentage of the total budgeted Casualty Restoration costs, as such budget may be adjusted from time to time.

     11.3 Draw Certificates. Each request for disbursement shall be accompanied by a certificate using AIA Forms G702 and G703 ("Draw Certificates"), as the same may be amended or replaced by AIA or a similar entity describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense. For soft costs, where the referenced AIA Forms would not apply, Tenant's delivery of reasonable documentation of such costs shall satisfy the Draw Certificate requirement. The Draw Certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work covered by the request has been substantially completed.

12.  CONDEMNATION

     12.1 Definitions.

     "Condemnation" shall mean any taking of the Premises by condemnation or other eminent domain proceedings pursuant to any Law or any conveyance under threat thereof.

     "Excess Condemnation Award" shall mean that portion of any Condemnation Award which is paid to Landlord or its mortgagee and not used by Landlord, its mortgagee or Tenant to pay the third

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

party out of pocket costs of restoring any damage to the Premises caused by the Condemnation or any third party out of pocket costs, including attorneys' fees, incurred by Landlord or its mortgagee in connection with the Condemnation.

         "Fair Market Value of Premises" for purposes of this Section 12 is defined in Exhibit L.

         "Substantial or Complete Condemnation" shall mean a Condemnation that is not a Temporary Taking, which is certified by an affidavit from Tenant's president, chief executive officer or chief financial officer, stating with a reasonable basis that such Condemnation has rendered the Premises (taken separately from any other properties owned or leased by Tenant) unavailable for Tenant's continued business operations in compliance with this Lease's Use Requirements and Function Requirements and results in a loss of 35% or more of the rentable square feet of the Premises.

         "Temporary Taking" shall mean a condemnation of all or part of the Premises for up to two (2) years.

         12.2 Notice/Award. Either party, promptly upon obtaining knowledge of any Condemnation proceeding affecting the Premises, shall notify the other party and both parties shall be entitled to participate in any Condemnation proceeding. Subject to the provisions of this Section 12, Tenant hereby irrevocably assigns to Landlord any award or payment with respect to any Condemnation of Landlord's interest in the Premises (the "Condemnation Award"), except that nothing in this Lease shall be deemed to preclude Tenant from making a separate claim for an award on account of the Removable Equipment, moving expenses, relocation costs, business interruption or out-of-pocket expenses incidental to the move so long as in doing so the amount of Landlord's award is not reduced.

         12.3 Substantial or Complete Condemnation. If there is a Substantial or Complete Condemnation of the Premises Tenant will deliver notice thereof to Landlord within 120 days after receipt of demand for turnover from the condemning agency ("Condemnation Termination Notice") and this Lease shall terminate. The Condemnation Termination Notice shall verify the Substantial or Complete Condemnation and include an offer by Tenant to terminate the Lease by paying Landlord the greater of (i) the original purchase price paid by Landlord for the Premises plus any Allowance disbursed by Landlord pursuant to this Lease; or (ii) the Fair Market Value of the Premises (the "Termination Fee"). Within 60 days from Landlord's receipt of the Termination Notice, Landlord will notify Tenant whether it will accept or reject Tenant's offer to terminate the Lease with Landlord's silence deemed rejection.

         If Landlord accepts Tenant's offer to terminate the Lease, then notwithstanding Section 12.2 above, Tenant shall be entitled to the entire Condemnation Award, and Tenant shall pay Landlord the Termination Fee by the later of (y) 10 business days after Tenant's receipt of the Condemnation Award; or (z) 30 days after Tenant's receipt of Landlord's acceptance of such offer. If there is less than a total condemnation, Landlord shall transfer to Tenant fee title to any remainder of the Premises, upon Landlord's receipt of the Termination Fee.

         If Landlord rejects, or is deemed to have rejected Tenant's offer to terminate the Lease, then the Lease will be deemed terminated effective as of the date the Premises are surrendered to the condemning authority, with Landlord retaining the Condemnation Award (subject to Section 12.2).

         Tenant shall continue to pay Rent until the latest of date on which (a) the Termination Fee is paid, (b) the Lease is deemed terminated, or (c) the Tenant vacates the Premises.

         12.4 Partial Condemnation. If there is a partial Condemnation which is not a Substantial or Complete Condemnation, Section 12.3 shall not apply, this Lease will not terminate and the Condemnation Award shall be made available to Tenant to restore the Premises to a complete architectural unit with the character, function and commercial value as nearly as possible equal to the value of the Premises immediately prior to the taking. For such purposes, Landlord may require that the Condemnation Award be deposited with and disbursed by a trustee in the same manner that would have

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

been applicable had the Premises been damaged by a casualty that invoked the provisions of Section 11. The Base Rent shall then be reduced to reflect the reduction in the Premises. If the reduction is to the interior, the Rent would be proportionately reduced to reflect the reduction in the rentable square feet; if the reduction affects the number of parking spaces available, the Rent reduction will reflect the excess cost to Tenant for comparable parking. There will be no Rent reduction for the Condemnation of unimproved or landscaped areas. Notwithstanding the foregoing, in no event shall the net present value of the Rent reduction exceed the Excess Condemnation Award.

     12.5 Temporary Taking. If there is a Temporary Taking, then notwithstanding
Section 12.2 above, the entire Condemnation Award shall be paid to Tenant to the extent it is attributable to the Term and Tenant shall continue to pay the Rent due hereunder without abatement or adjustment.

13.  SUBLETTING AND ASSIGNMENT

     13.1 General. Tenant shall have the right to assign or sublet the Premises, in whole or in part (any of which events being a "Transfer" and any assignee or sublessee being a "Transferee"), with the consent of Landlord, which shall not be unreasonably withheld as further detailed in this Section 13. Landlord will be deemed to have approved the Transfer unless within 10 business days after receipt of Tenant's request complying with this Section 13, Landlord gives written notice specifying its objections to the Transfer. Such request shall be accompanied by a complete and accurate copy of the proposed assignment or sublease, the name of the proposed assignee or sublessee, its address, telephone number and principal representative who may be contacted for information and inquiries, the uses it intends to make of the Premises, if and how it is affiliated with Tenant, and a then current credit report, an operating statement for the immediately preceding 12 months and a then current financial statement reflecting its financial condition in accordance with GAAP (Section 1.2).

     13.2 Affiliates/Cooperative Business Arrangements. Notwithstanding Section 13.1, Tenant shall have the right, upon not less than 30 days' advance written notice to Landlord but without Landlord's consent, to Transfer this Lease in whole or in part to Affiliates. "Affiliates" shall mean (a) entities which control, are controlled by or are under common control with Tenant; (b) Tenant's successor entities by merger or acquisition; and (c) entities in which Tenant is a 50% or more owner or joint venturer, and jointly pursuing business objectives consistent with Tenant's business operations, such as discovery or development of pharmaceutical products, so long as such entity has a Cash Position equal to or greater than Tenant's then Cash Position (Section 7.3).

     13.3 Landlord's Consent. Landlord will not withhold its consent to a Transfer if:

          (a) The proposed uses of the Transferee comply with the provisions of
Section 4.1.

          (b) In the case of a sublease, the demising configuration between the retained space and the subleased space does not unreasonably impair the marketability of the remaining space.

     13.4 No Release. No Transfer shall release Tenant from any obligations hereunder and Tenant shall remain primarily liable for performance of its obligations under this Lease. Landlord may accept any Rent or performance of Tenant's obligations from any Transferee and such acceptance shall not constitute a waiver of Landlord's rights. If an Event of Default occurs, Landlord may proceed directly against Tenant, or any Transferee, without first exhausting Landlord's remedies against any other person or entity responsible therefor.

     13.5 Assumption. Any assignee of this Lease shall execute an assumption agreement in form and substance reasonably satisfactory to Landlord in which such assignee becomes jointly and severally liable with Tenant for the performance of Tenant's obligations under the Lease to the extent claims arise after the effective date of the assumption.

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

     13.6 Subleases. Each sublease shall provide that (a) it is subject and subordinate to this Lease; (ii) the term is not longer than the then Term of this Lease, plus any extensions which have been irrevocably exercised, and (iii) if this Lease is terminated for any reason, Landlord may, at its option, either
(A) terminate the sublease, or (B) takeover all of the rights and interest of Tenant under the sublease, in which case the sublessee shall attorn to Landlord. If Landlord elects to takeover the rights and interest of Tenant, Landlord shall not (1) be liable for any previous act or omission of Tenant under the sublease,
(2) be subject to any defense or offset in favor of the sublessee against Tenant, (3) be bound by any modification to the sublease made without Landlord's written consent or by any prepayment by sublessee of more than one month's rent, or (4) be liable for the application or return of any security deposit not actually received by Landlord. Landlord will agree to the same waiver of subrogation with sublessees as is set forth in Section 9.7.

     13.7 Assignment and Sublease Profit. Landlord and Tenant shall each be entitled to 50% of the rent profit on assignment consideration (i.e. consideration for assignment of the Lease) and sublease rents. The assignment consideration shall be determined and paid as and when received by Tenant. For any nonmonetary consideration, Tenant will have option of assigning half of such non-monetary consideration to Landlord, or having the nonmonetary consideration fairly valued and half of such value paid to Landlord in immediately available funds within a reasonable time after receipt by Tenant of the consideration, to allow for liquidation/valuation. The rent profit on subleases will be determined and paid each month during the sublease term. The rent profit on subleases shall be calculated by taking the rent and other consideration and reimbursements payable by the sublessee to Tenant or to any third party pursuant to the sublease and subtracting (a) the Base Rent due from Tenant hereunder with respect to the subleased space over the same period to which the sublessee's rent applies (per square foot allocation), (b) the monthly amortization of the costs incurred in connection with the sublease for commissions, tenant improvement costs and legal fees (all amortized on a straight-line basis over the sublease term), (c) any reasonable amounts specified in the sublease as rental payments for use of equipment owned by Tenant, (d) Tenant's reasonable estimate of those third party costs payable by Tenant under the Lease or under the sublease and other direct actual reimbursements of third party costs incurred at sublessee's request in connection with the Premises or sublessee's business operations at the Premises, (e) Tenant's reasonable estimate of the cost of providing additional services to the sublessee such as maintaining agreed temperature ranges with regard to the HVAC system and specified air pressures to fume hoods that are in addition to the costs Tenant would otherwise incur for such portion of the Premises. If the sublease is subsequently extended, the then outstanding balance of costs described in clause (b) above shall be reamortized over the remainder of the then sublease term and including the extension. Landlord shall have the right to require Tenant to provide subsequent reports for and confirmations and calculations of the amounts subtracted for (b) through (e) above and the parties agree that Landlord's share of the rent profit may be adjusted from time to time to more closely reflect the actual costs incurred by Tenant and reasonably allocated to sublessee pursuant to this Section.

14.  TENANT'S INDEMNIFICATION

     Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, and subject to the waiver of subrogation in Section 9.7, Tenant shall indemnify, defend and hold Landlord, its employees, mortgagee(s) and agents ("Landlord Related Parties") harmless from and against all claims, liabilities, damages and costs (including attorneys fees and costs) arising out of (a) its use of or activities on the Premises, (b) any acts or omissions (including violations of Law) by Tenant or Tenant Related Parties (Section 19.1), and (c) any breach of this Lease by Tenant or Tenant Related Parties.

15.  TENANT'S INSOLVENCY OR DEFAULT

     15.1 Insolvency. Tenant shall be in default upon the occurrence of one or more of the following events (each, an "Event of Default"): (i) Tenant files a petition in bankruptcy or otherwise seeks any judicial protection, stay or relief against its creditors generally, (ii) an involuntary petition in bankruptcy against Tenant or any request for the appointment of a receiver or a custodian or other similar officer for any portion of the Tenant's property is filed or made and not dismissed within 90 days; or (iii) the

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assignment for the benefit of creditors of any portion of the Tenant's property is made; or (iv) Tenant's interests in this Lease shall be attached, levied upon or judicially seized, whereupon Landlord may, by notice to Tenant, terminate this Lease, and neither Tenant nor any person claiming through or under Tenant shall be entitled to be in possession of the Premises but shall forthwith surrender the same, and Landlord, in addition to the other rights Landlord may have, retains as security for its damages any Rent, Security Deposit or other monies received by Landlord on behalf of Tenant. If any such action, case or petition has been commenced by an unrelated third party against Tenant and is dismissed within a period of 90 days, then the Event of Default shall be deemed cured for purposes hereof. This Lease is upon the further condition that if a petition for relief under any chapter of the Bankruptcy Code is filed by an unrelated third party against Tenant and the trustee or debtor or debtor in possession has not cured all defaults hereunder and assigned or assumed this Lease under the Bankruptcy Code within 90 days after the entry of the Order for Relief, then this Lease shall, at Landlord's sole option, terminate. In case of termination pursuant to this Section 15.1, Tenant shall indemnify Landlord against all costs and expenses and loss of Rent, including amounts due under
Section 15.3.

     15.2 Defaults. Tenant shall be in default hereunder if: (i) Tenant fails to pay any installment of Base Rent or Additional Rent when due; or (ii) Tenant abandons the Premises, or (iii) Tenant fails to perform any other covenant, term, agreement or condition of this Lease not referred to in (i), (ii) or (iv) when required; or (iv) any insurance required to be maintained by Tenant is cancelled or reduced below its required limits or in its scope of coverage and Tenant does not replace the same at least 20 business days before the effective date of such cancellation or reduction (an "Insurance Default"). An "Event of Default" will exist if (a) Tenant is in default under subsection (i) and the default is not cured within 5 days after Landlord gives Tenant written notice of such default; (b) Tenant abandons the Premises, (c) Tenant is in default under subsection (iii) and the default is not cured within 30 days after Landlord gives Tenant written notice specifying the default (provided that if the default can not be cured within the 30 day period, Tenant shall have such additional time to cure the default as is reasonably necessary so long as Tenant commences the cure within 10 days after such notice is given and diligently prosecutes the cure to completion within 90 days after Tenant is given the default notice, and such deadline may be further extended for Force Majeure (Section 27.11), provided that Tenant delivers notice to Landlord of such Force Majeure and monthly written status reports during any further extension arising therefrom),
(d) an Insurance Default has occurred and Tenant has not cured such default by the sooner of 5 days after Landlord's notice of default or 10 days before the effective date of such cancellation or reduction, or (e) a default by Tenant occurs and is not cured within any applicable cure period, under (i) the Purchase Agreement, (ii) the Lease between Landlord's Affiliate and Tenant dated concurrently herewith for the property located at 1201 Eastlake Avenue East, Seattle, WA ("Steam Plant Lease"), or (iii) the Line of Credit Loan (Section
26). When there is an Event of Default, Landlord may, at any time thereafter, exercise any of its legal, equitable or contractual remedies for a Tenant default, which may include an election to terminate this Lease by notice, lawful entry or otherwise, in which latter event Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through Tenant. Any termination of this Lease and any repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have. In case of such termination, Tenant shall indemnify Landlord against all third party out of pocket costs and expenses including the amounts due under Section 15.3 and loss of Rent. All notice and cure periods provided for in this Lease shall run concurrently with any notice and cure periods provided for in any and all of the agreements referred to in part (e) of this Section.

     15.3 Expense Recovery. Expenses for which Tenant shall indemnify Landlord shall include all third-party out of pocket collection costs, including attorneys' fees and all other third party out of pocket costs proximately caused by the Event of Default, with or without litigation, including any such costs incurred in connection with issues that are particular to a bankruptcy or any other type of proceeding and on appeal. These sums shall be due immediately upon notice from Landlord and shall bear interest at the Default Rate (Section 15.8) if not paid within 5 business days after written demand. If proceedings are brought under the Bankruptcy Code which relate to this Lease, Landlord shall be paid the costs incurred by Landlord in connection with the proceedings.

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         15.4 Damages. Notwithstanding termination of this Lease and reentry by
Landlord pursuant to Section 15.1 or Section 15.2, Landlord shall be entitled to recover from Tenant:

         (i) The worth at the time of an award (including interest at the Default Rate) of any unpaid Rent which had been earned by Landlord at the time of termination; plus

         (ii) The worth at the time of an award (including interest at the Default Rate) of the amount by which the unpaid Rent which would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided; plus

         (iii) The worth at the time of an award of the amount by which the unpaid Rent and Additional Rent for the balance of the Term (as extended, if at all prior to termination) exceeds the amount of such loss of Rent that Tenant proves could have been reasonably avoided (including Default Interest from the date of the award until paid). Such worth at the time of award shall be computed at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination; plus

         (iv) Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including amounts due and payable pursuant to Section 15.3.

         15.5 Non-Termination of Lease. If Landlord reenters the Premises pursuant to Section 15.1, Landlord may elect, by notice to Tenant, not to terminate this Lease, in which case Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month during the remaining Term representing the difference between the Rent due in accordance with this Lease and the rental actually derived from the Premises by Landlord for such month. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, have then or theretofore become due and payable to Landlord under this Section 15 without waiting until the end of the Term.

         15.6 Reletting. If this Lease is terminated as hereinabove provided or by summary proceedings or otherwise, Landlord may at any time and from time to time relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term. All rentals received by Landlord from such reletting shall be applied first to the payment of the costs of the reletting and alterations and repairs; second, to the payment of any amounts other than Base Rent due to Landlord; third, to Rent due and unpaid hereunder, and the residual, if any, shall be held by Landlord and applied in payment of future Rent when it becomes due.

         15.7 Right of Landlord to Cure Defaults. If an Event of Default occurs, Landlord may, but shall not be required to, cure the Event of Default, for the account and at the expense of Tenant, if Tenant has not cured the default within 15 business days' after written notice from Landlord that Landlord intends to take action to cure Tenant's Event of Default; provided, however, such notice need not precede Landlord's payment or action in any circumstance that involves an immediate risk of foreclosure, loss or impairment of any insurance, property damage, personal injury, or enforcement by any governmental entity. Where an Event of Default concerns a release or imminent release of Hazardous Materials, Landlord will not have the ability to exercise self-help if Tenant (a) has previously delivered to Landlord a Hazardous Materials Response Plan (the "Response Plan") which outlines methods and persons reasonably acceptable to Landlord to address, treat, abate, forestall or prevent the release or imminent release of Hazardous Materials; and (b) promptly delivers written notice to Landlord of any release or imminent release of Hazardous Materials along with confirmation that Tenant is complying with the Response Plan. Tenant shall reimburse Landlord for any third party out of pocket expenses incurred in such cure, with interest accruing pursuant to Section 15.8, as Additional Rent, within 30 days after receipt of Landlord's invoice.

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     15.8 Default Interest. Any amounts owing from Tenant to Landlord under this
Lease which are not paid when due shall bear interest at the greater of (a) 12% per annum or (b) 4% higher than and varying daily with the prime rate quoted by any of the three largest banks in the United States (as measured by assets) or such similar rate that is generally publicly announced by commercial lending institutions as an index for loans to its most credit-worthy customers (said prime rate or similar rate being hereinafter referred to as the "Prime Rate"), in either event calculated from the date due or expended until and including the date of payment (the "Default Rate").

     15.9 Other Available Remedies. At Landlord's election, upon an Event of Default, Landlord may pursue such other amounts or other remedies in addition to or in lieu of any one or more of the specific remedies listed in this Section and no articulation of any remedy shall be construed to be in lieu of any others that may be available to Landlord at law or in equity.

16.  LANDLORD'S DEFAULT

     16.1 Default. Landlord shall be in default hereunder if Landlord fails to perform any of its obligations hereunder within 30 business days after receipt of written notice from Tenant specifying such failure; provided that if the nature of the default is such that more than 30 business days are necessary for the cure, Landlord shall have such additional time as is reasonably necessary so long as Landlord commences the cure within the cure period and diligently pursues it to completion. Tenant shall not have the right to terminate the Lease due to a Landlord default.

     16.2 Limitations on Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners, at the time in question, of the fee title of the Premises. If Landlord transfers its interest in this Lease other than for security purposes, Landlord shall cause its assignee or transferee to assume the provisions of this Lease and Landlord shall deliver notice of such assignment or transfer and a copy of the effective instrument of transfer to Tenant within 15 business days after the date of transfer. Tenant shall be entitled to continue to pay Rent and give all notices to Landlord until Tenant has received the foregoing from Landlord. Landlord shall deliver all funds in which Tenant has an interest except those which are then in the possession of an insurance or condemnation trustee, including but not limited to Tenant's Security Deposit to Landlord's purchaser or assignee. From and after such transfer, Landlord shall be released from all liability toward Tenant arising from this Lease due to any act, occurrence or omission of Landlord's successors occurring after the transfer of Landlord's interest in this Lease, provided Landlord's purchaser or assignee expressly assumes Landlord's duties and covenants under this Lease subject to the same limitations upon its personal liability as are applicable to Landlord in Section 16.3.

     Landlord's liability hereunder is limited to the extent agreed upon in
Section 16.3 below, and except for Landlord's gross negligence or intentional misconduct, Landlord shall not be liable for any business interruption, property damage or personal injury (including death) sustained by Tenant or any person claiming through Tenant resulting from any accident, casualty, or other event or matter of any kind or nature occurring on or about the Premises and Tenant hereby waives and covenants not to bring any action based upon any claims or losses for which Landlord is not liable as stated above.

     16.3 Further Limitations on Landlord's Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE
CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: ANY TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, REMOVABLE EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) TENANT WAIVES ALL CLAIMS FOR CONSEQUENTIAL DAMAGES; (C) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN

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LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY
OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PREMISES AND ANY PROCEEDS FROM SALE, CONDEMNATION THEREOF OR ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD'S INTEREST IN THE PREMISES OR IN CONNECTION WITH ANY SUCH LOSS AND (D) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM. NOTWITHSTANDING THE CONTRARY, NOTHING IN THIS SECTION 16.3 WILL LIMIT THE LIABILITY OF THOSE LANDLORD'S CONTRACTORS OR AGENTS WHO EXECUTE A SEPARATE "ACCESS AND CONFIDENTIALITY AGREEMENT" (SECTION 21.2) DIRECTLY WITH TENANT, AND SUCH AGENTS AND CONTRACTORS' LIABILITY DIRECTLY TO TENANT SHALL BE AS AGREED UPON IN THOSE SEPARATE AGREEMENTS ALTHOUGH IN NO EVENT SHALL TENANT HAVE A CLAIM AGAINST LANDLORD UNDER SUCH SEPARATE AGREEMENT, AS LANDLORD'S LIABILITY FOR THE ACTIONS OF ITS CONTRACTORS AND AGENTS IS LIMITED TO THE EXTENT AGREED UPON IN THIS
SECTION 16.3 AND IN SECTION 21.5.

17. LANDLORD'S FINANCING. So long as Tenant's rights of possession to the Premises will not be disturbed in the absence of a Tenant's Event of Default under this Lease, Tenant shall, upon request, enter into a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") with any Landlord mortgagee in the form customarily required by such mortgagee, provided that such form does not require Tenant to adversely modify its rights or obligations under this Lease. Tenant agrees to provide Landlord's ,mortgagees with copies of notices sent to Landlord pursuant to Section15, upon Landlord's request and pursuant to the SNDA.

18. TENANT'S FINANCING. Tenant shall not pledge or encumber this Lease or enter into a financing lease and leaseback or comparable financing arrangement. Landlord shall cooperate with Tenant regarding any financing by Tenant which encumbers Removable Equipment or other personal property, including the execution of reasonable confirmations regarding the status of this Lease and the extent to which Tenant's lender may have access to the Premises to inspect or remove the Removable Equipment during the term hereof, and Tenant shall reimburse Landlord of all of its third party out of pocket costs and expenses, including its attorneys' fees in doing so. Tenant may enter into UCC fixture filings and/or financing statements for its Removable Equipment and other personal property.

19. HAZARDOUS SUBSTANCES

    19.1 Prohibition. Tenant shall not cause or permit any Hazardous Materials (Section 19.8) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant, its Affiliates and their respective assignees, sublessees, employees, agents or contractors (collectively "Tenant Related Party").

    19.2 Tenant's Indemnity. If Tenant breaches the obligation stated in Section 19.1, or if the presence of any Hazardous Materials in the Premises results in contamination of the Premises prior to or during the Term, any Renewal Term or any holding over by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord's employees, agents and contractors (collectively the "Relevant Contamination"), Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the loss of, or restriction on, use of the Premises), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon

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personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, "Environmental Claims") which arise prior to, during or after the Term as a result of Relevant Contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remediation, removal, or restoration work required by any federal, state or local governmental authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises or any adjacent property caused or permitted by Tenant or any Tenant Related Party results in the Relevant Contamination of the Premises or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. Notwithstanding anything to the contrary stated in this
Section 19, (a) for claims relating to Relevant Contamination of property adjacent to the Premises, Tenant's obligations under this Section 19.2 are limited to any clean up requirement imposed by a governmental entity; and (b) in no event shall Tenant's obligations in this Section 19 include any Hazardous Materials releases to the extent they are caused by Landlord, its employees, agents or contractors.

         19.3 Tenant's Business. Landlord acknowledges that it is not the intent of this Section to prohibit Tenant from using the Premises pursuant to the Use Requirements. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable Environmental Requirements. Tenant shall deliver to Landlord prior to the Commencement Date copies of Tenant's current Hazardous Materials reports, which list each type of Hazardous Materials currently present at the Premises and thereafter to annually provide Landlord with copies of updated reports to incorporate any additional Hazardous Materials which Tenant has brought upon, kept, used, stored, handled, treated, generated on or released or disposed of from the Premises during the past year, along with copies of citations, claims of noncompliance or liability, Remediation Plans relating to Hazardous Materials, if any and Hazardous Materials assessments provided by third parties, if any. Landlord agrees that Tenant's annual delivery of reports Tenant has prepared and delivered to governmental entities to comply with Environmental Requirements reporting requirements will satisfy this Section 19.3 and specifically, Landlord agrees that either the HMIS (Hazardous Material Inventory Statement) Report submitted to the Seattle Fire Department or the Dangerous Waste Annual Report filed with the Washington State Department of Ecology, satisfy this reporting requirement. To the extent not included in any other written report given by Tenant to Landlord, and reasonably requested by Landlord, Tenant shall provide Landlord with copies of permits and permit applications relating to Hazardous Materials at the Premises. To the extent reasonably requested by Landlord, Tenant will summarily explain requested matters regarding information provided to Landlord by Tenant under this Section 19.3. Tenant is not required, to include in the annual Hazardous Materials reports information of a proprietary nature. It is not the intent of this Section to provide Landlord with proprietary information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

         19.4 Tenant's Representations and Warranties. Tenant hereby represents and warrants to Landlord that as of the Effective Date, except as related to 1150 Eastlake Ave. East in Seattle and as disclosed in Property Documents (as defined in the Purchase Agreement) (i) Tenant has not been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating any property which contamination was permitted by Tenant or its predecessors or resulted from Tenant's or its predecessors' action or use of the Premises, and (ii) Tenant is not subject to any enforcement order for any property issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority).

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

         19.5 Testing. Subject to the terms of Section 21.5, Landlord shall have the right to conduct annual tests and examinations of the Premises, at Landlord's sole expense, to determine whether any contamination of the Premises or on the Premises has occurred as a result of Tenant's use. Tenant shall be required to pay Landlord's third-party out of pocket expenses relating to such annual test or examination of the Premises only if such test or examination discloses unreported Relevant Contamination for which Tenant is liable pursuant to Section 19.2. If Tenant conducts its own tests of the Premises, at Tenant's expense, using third party contractors and test procedures reasonably acceptable to Landlord, and the tests are certified to Landlord, Landlord shall accept such tests in lieu of Landlord's annual tests. Landlord's right to conduct Hazardous Materials testing of the Premises at all other times to determine if contamination has occurred as a result of Tenant's use of the Premises shall be governed by Sections 15.7 and 21. In connection with Landlord's Hazardous Materials testing or examination, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Related Party. Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. If necessary and pursuant to Section 15.7 and a Response Plan referenced therein, Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

         19.6 Underground Tanks. Tenant will not install underground storage tanks storing Hazardous Materials on the Premises without first obtaining Landlord's advance written consent, which will be given or withheld at Landlord's sole discretion. If Tenant is permitted to install underground storage tanks, it shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Environmental Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such underground storage tanks.

         19.7 Tenant's Obligations. Tenant's obligations under this Section 19 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of a surrender plan reasonably approved by Landlord), Tenant shall continue to pay the pro-rata Rent as reasonably adjusted to reflect the differential rental values of different portions of the Premises, in accordance with this Lease for that portion of the Premises which cannot be relet by Landlord due to and during such clean up, provided such Rent shall be pro-rated daily and provided further that Tenant's obligation to pay the pro-rated Rent under this Section 19.7 is conditioned on Tenant having full access to such portion of the Premises.

         19.8 Definitions. As used herein, the term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and Stacchybotris chartarum and other toxic molds. As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of

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all Hazardous Materials brought on the Premises by Tenant or any Tenant Related
Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

     19.9 Notice to Landlord. To the extent that Tenant or Landlord has actual knowledge thereof, such party shall promptly provide notice to the other of any of the following matters:

     (i) any proceeding or investigation commenced or threatened by any governmental authority, against Tenant or Landlord, with respect to the presence, suspected presence, release or threatened release of Hazardous Materials on or from the Premises;

     (ii) all written notices of any pending or threatened claims or citations regarding Hazardous Materials on the Premises or released from the Premises;

     (iii) the discovery of any occurrence or condition on the Premises, or written notice received by Tenant of an occurrence or condition on any real property adjoining or in the vicinity of the Premises, which reasonably could be expected to lead to the Premises or any portion thereof being in violation of Environmental Requirements or which might subject Landlord to any claim alleging potential liability arising out of (A) the presence, or release into the environment, of any Hazardous Materials at the Premises, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Requirement; and

     (iv) the commencement, nature, extent and completion of any remedial work.

20. FIRST OFFER. Tenant shall have a "Right of First Offer" if Landlord elects to market or sell the Premises to an unrelated third party. In such event, Landlord shall provide Tenant with a notice in writing of its intention to sell, setting forth the terms under which Landlord is prepared to sell the Premises. Tenant shall have 30 days to notify Landlord in writing whether it wishes to purchase the Premises on the proposed terms. If Landlord's notice states that its affiliate also intends to sell the Lake Union Steam Plant property also leased by Tenant, Tenant will be required to purchase both unless Landlord and its affiliate specifically provides a single building alternative. If Tenant notifies Landlord that it wishes to purchase the applicable property (the "Sale Property") on the terms and conditions stated in Landlord's notice, the parties will negotiate in good faith for 30 days to reach agreement on a purchase and sale agreement. In the event that Tenant does not notify Landlord of its intent to purchase the Sale Property or the parties are unable to reach an agreement on a purchase and sale agreement within the prescribed time frames, Landlord shall be free to sell the Sale Property to any third party on such terms and conditions that Landlord finds acceptable. If Landlord does not transfer ownership of the Sale Property within 18 months of its original notice to Tenant, Tenant's Right of First Offer shall be reinstated. If Landlord does transfer ownership within 18 months of its original notice to Tenant to any unrelated third party, Tenant's Right of First Offer shall automatically terminate and be of no further force or effect for that or any subsequent sale of any property demised by this Lease or the Steam Plant Lease. All of Tenant's rights under this Section are personal to Tenant and may not be assigned, pledged or transferred to any third party. Notwithstanding the foregoing, such rights may be assigned or transferred to Tenant's Affiliate (Section 13.2). Tenant also agrees that its rights provided for in this Section shall not apply
(a) so long as any Event of Default exists hereunder at the time Landlord's notice was otherwise required to be given to Tenant, in which event Landlord may proceed to negotiate and consummate a sale free of such right, (b) to any lease, mortgage or encumbrance of the Premises or other transfer of less than fee simple title thereto or any portion thereof, (c) to any transfer of any kind of any portion or all of the membership interests in Landlord, or (d) to any conveyance of the Premises or any portion thereof to (i) any entity that controls, is controlled by or under the common control with Landlord or any of their respective affiliates, or (ii) any entity in condemnation or in lieu of condemnation, or (iii) any judicial or nonjudicial foreclosure or deed in lieu of a judicial or nonjudicial foreclosure, and Tenant's right of first offer shall automatically terminate with respect to the Premises or any portion thereof which are conveyed pursuant to part (ii) or (iii) of this Section.

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

21.  ACCESS BY LANDLORD

     21.1 Access. Subject to the terms and provisions of this Section 21, Tenant shall permit Landlord and its employees and authorized agents, consultants, contractors, and representatives (with Landlord, the "Landlord Representatives") to enter upon the Premises during normal business hours to inspect, examine, and show the Premises for lease (during the last 12 months of the Term), financing or sale, or to cure an Event of Default pursuant to Section 15.7 (generally, "Inspections"); provided, however, Landlord may enter the Premises during other hours when it is reasonably necessary to either address an emergency or an Event of Default. This right specifically excludes the right to obtain proprietary information relating to Tenant's business operations. Hazardous Materials tests and responses are specifically limited by Sections 15.7 and 19.5.

     21.2 Conditions to Entry. At least 2 business days prior to entering the Premises or conducting any Inspections, Landlord shall (a) give Tenant oral or written notice of the times and dates it wishes to do so, (b) make arrangements with Tenant to have the Landlord Representatives to be accompanied by a representative of Tenant ("Tenant's Representative"), and (c) cause each Landlord Representative (other than the Landlord) accessing the Premises to sign an "Access and Confidentiality Agreement" in the form attached as Exhibit C or such other form reasonably acceptable to Tenant. The advance notice agreed upon shall apply in emergencies and following a default; provided that Tenant promptly delivers to Landlord reasonable assurances that such emergency or default is being adequately and diligently addressed (and for Hazardous Materials, so long as Tenant delivers and confirms compliance with its Response
Plan). All Inspections shall be in accordance with all applicable Laws and regulations. Tenant agrees to make reasonable efforts to cause Tenant's Representatives to be available for such purposes during normal business hours. Tenant agrees that Landlord shall have no liability for any breach of an Access and Confidentiality Agreement by anyone other than Landlord except to the extent of Landlord's indemnity set forth in Section 21.5 below.

     21.3 Inspection Costs. Except for any salary to be paid to Tenant's Representatives or as otherwise stated in this Lease or when necessitated by an Event of Default, Landlord shall bear the cost of all Inspections.

     21.4 Inspection Obligations. (a) In conducting any Inspections, Landlord Representatives shall: (i) not materially interfere with the use of the Premises by any occupant; (ii) not materially interfere with the operation and maintenance of the Premises or any construction on the Premises; (iii) not damage any part of the Premises or personal property located at the Premises;
(iv) not injure or otherwise cause bodily harm to any Tenant's Representative or any other person or entity or their respective employees, agents, contractors, representatives, guests, or invitees; (iv) at Tenant's request, provide Tenant with complete and accurate copies of all of the third-party reports and assessments of the Premises that are not proprietary to Landlord (collectively "Inspection Reports"); and (v) provide Tenant with copies of any Inspection Reports which provide information relating to Tenant's obligations under this Lease. No Landlord Representative will conduct any invasive Inspections which damage the Premises, unless such Inspections are (1) otherwise permitted by this Lease, (2) required by any governmental entity, (3) subject to Section 21.2, and except as restricted under Section 15.7, reasonably necessary in connection with a release or potential release of Hazardous Materials or there exists a reasonable belief that Environmental Requirements have been violated and such access and testing is conducted only by Landlord Representatives who are appropriately qualified as experts; or (4) are otherwise reasonably necessary and Landlord has first obtained Tenant's consent, which consent will not be unreasonably withheld. For Inspections relating to Hazardous Materials, the terms of Section 19.5 shall also apply. If the Premises are damaged during an Inspection, Landlord will immediately repair such damage and restore the Premises, pursuant to Section 21.5 below. Tenant acknowledges and agrees that Landlord shall have no responsibility for the accuracy or completeness of any such report or assessment or the suitability thereof for use by any person other than Landlord.

          (b) Landlord and all Landlord Related Parties, including their respective partners, members, officers, directors, and attorneys will treat as confidential the information disclosed to them by Tenant or discovered on account of or pursuant to Landlord's Inspections (which information is disclosed

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

orally, in writing or in visual or electronic form, and including any observations, knowledge, information, reports (written or oral), tests, or studies (together with the results of such studies and tests) obtained by or provided to Landlord or any Landlord Related Parties regarding the Premises, whether in connection with the Inspections, or otherwise, but shall not include information known by Landlord or Landlord Related Parties prior to any disclosures by Tenant or any Inspections or any other information that is generally known or available to the public) (the "Information"), giving it at least the same care as Landlord's own confidential information, and make no use of any such Information except in connection with (a) verifying Tenant's compliance with the terms of this Lease, (b) disclosing the condition of the Premises in connection with a sale, financing or lease of the Premises, or (c) to the extent required by court or legal requirements (which may include SEC regulations, NYSE and NASDAQ requirements). In addition, and except as required by applicable law, neither Landlord nor Tenant shall make or agree to any press releases in which the other party is identified without the prior written consent of the other party, and when such consent is given, the information disclosed and the persons to whom it is disclosed shall be limited to such releases. To the extent that the terms, provisions, and obligations of this
Section 21, are inconsistent with the other provisions of this Lease, the terms of this Section 21 will control, but subject to limitations stated in Section
16.3. This Section 21.4(b) is not applicable to any Landlord Related Party who is also a Landlord Representative (Section 21.2) who executes a Access and Confidentiality Agreement pursuant to Section 21.2.

         21.5 Indemnification and Repair. Landlord hereby agrees to indemnify, defend (with counsel reasonably acceptable to Tenant), and hold Tenant and its officers, directors, successors, and assigns harmless from and against any and all liens, claims, causes of action, liabilities, demands, suits, obligations, losses, penalties, costs, and expenses (including reasonable attorneys' fees) (generally, "Damages") including without limitation Damages for any actual physical damage to the Premises or any injury to persons, all to the extent caused by or in connection with the entry onto the Premises by a Landlord Representative or an act of a Landlord Representative in connection with the Inspections; provided, however, that Landlord's indemnity hereunder shall be limited to actual, direct damages only and shall not include (a) any consequential damages, or (b) any damages to the extent resulting from (i) the acts or omissions of any Tenant's Representative, or (ii) the discovery of any condition of the Premises that existed prior to Landlord's entry thereon (a "Pre-Existing Condition"), except that such indemnity shall apply to the extent, and only to the extent, such Pre-Existing Condition is directly exacerbated, aggravated, or worsened by the entry onto the Premises by an Landlord Representative or an act of an Landlord Representative in connection with the Inspections. In addition, Landlord shall promptly repair any physical damage to the Premises caused by any Landlord Representative (including without limitation damage relating to an Inspection) and shall promptly restore the Premises to the condition in which it existed prior to such entry; provided, however, that Landlord shall have no obligation to repair any damage caused by the acts or omissions of any Tenant's Representative or to remediate, remove, contain, abate, or control any Pre-Existing Condition, except to the extent, and only to the extent, necessary to restore the Pre-Existing Condition to the condition in which it existed prior to such entry. As an example only, if a Landlord Representative should cause a limited and confined release of asbestos while taking a sample of ceiling materials within the Premises, Landlord's sole obligation would be to remove, control and abate any released asbestos, indemnify and defend Tenant for any personal injury Damages claimed relating to the release, and to re-seal the ceiling materials where the sample was taken; Landlord would have no further obligation to remediate, remove, contain, abate, control, or take any further action whatsoever with respect to the asbestos contained in the sampled or any other ceiling materials. Landlord's obligations under this Section 21 shall survive termination of the Lease; provided that Tenant will only have two years from the expiration or termination of this Lease to commence an action against Landlord under this Section.

         21.6 Building Signage. Landlord hereby agrees not to modify or require any changes to the current signage at the Premises, and further agrees that during the Term, Tenant shall have the sole right to designate the name of the Premises', but subject to Landlord's consent, which will not be unreasonably withheld (e.g., the "Earl Davie Building"). Tenant's right under this Section
21.6 are personal to Tenant and Tenant may not Transfer (Section 13.1) such rights, except to Tenant's Affiliates (Section 13.2).

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

22.  CONTESTS

     22.1 Notice. Notwithstanding the provisions of this Lease which require Tenant pay certain amounts to third parties ("Third Party Payments") on or before the date due (Sections 3.4, 4.3 and 6), Tenant shall not be required to
(i) pay any Third Party Amounts, (ii) comply with any Law, or (iii) discharge or remove any lien arising out of Tenant, so long as Tenant contests, in good faith and at its expense, the existence, the amount or the applicability or validity thereof, and by appropriate proceedings so long as during the pendency thereof Tenant takes any necessary steps to prevent (A) the collection of, or other realization upon, the claim so contested, (B) the sale, forfeiture or loss of any of the Premises, or the Rent to satisfy the same, (C) any interference with the use or occupancy of any of the Premises, and (D) the cancellation of any insurance Tenant is required to carry pursuant to Section 9.

     22.2 Conditions. In no event shall Tenant pursue any contest in such manner that exposes Landlord to (i) criminal liability, penalty or sanction, or (ii) defeasance of its interest in the Premises.

     22.3 Hold Harmless. Tenant agrees that each contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations; provided that if such contest is not concluded and all amounts for which Tenant is liable are not paid prior to the expiration of this Lease, then Tenant agrees that its obligation to diligently pursue or settle such contest and its liability for such unpaid amounts shall survive the expiration of this Lease. Tenant shall pay and save Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

23. ESTOPPEL CERTIFICATE. Each party shall at any time and from time to time upon not less than 20 days written notice from the other and without charge, execute and deliver to the other an estoppel certificate in the form of Exhibit J.

24.  EXPANSION

     24.1 Overview. Tenant shall have the right in its sole discretion, but no obligation, to expand the Earl Davie Building to the north as described in the schematic design included in the revised basis of design dated August 30, 2002 (the "Basis of Design") prepared by MBT Architecture ("MBT") provided to Landlord by Tenant (the "Expansion"). The schematic design is included in Exhibit H. Tenant will be primarily responsible for the design and construction of the Expansion with limited oversight by Landlord. Prior to commencing the Expansion, Landlord and Tenant shall appoint one or more individuals in a written notice to the other which will authorize and enable the recipient to communicate with such individual or each of them with respect to all matters involving the Expansion, and all payments, notices, directions, agreements, waivers and other actions made by or to any such individuals shall be conclusively those of that party without the necessity for the other party to inquire into or ascertain such individual's authority. Beginning in 2001 and continuing through the present, Tenant has been planning the Expansion. This work has included engaging MBT to work on the preliminary design, working with the City of Seattle ("City") and the Washington State Department of Transportation ("WSDOT") regarding acquiring the necessary land for the Expansion, initiating discussions with community groups regarding mitigation issues, and consulting with Turner Construction ("Turner") on project construction planning, cost estimates, identification of recommended subcontractors, and other preconstruction work, and with Clark, Richardson & Biskup Consulting Engineers ("CRB") on project engineering. Based on their work to date on the Expansion, Tenant anticipates continuing to work with MBT, CRB and Turner on the development of the Expansion. All contracts with third party contractors, architects and service providers in connection with permitting, designing and constructing the Expansion and all permits and designs, plans and specifications therefor shall be subject to Landlord's approval and the contracts shall include provisions such that the plans, specifications and design shall be the sole property of Landlord.

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

         24.2 Land. The Expansion will be located to the north of the Earl Davie Building, on a combination of the existing undeveloped land included in the Premises and property to be acquired in connection with the vacation of the portion of Bellevue Avenue East lying easterly of Eastlake Avenue East, all approximately as shown on the drawing attached as Exhibit K. If Tenant elects to go forward with the Expansion, then upon approval of the vacation ordinance by the City Council, the southwesterly half of the vacated road would attach to the land described on Exhibit A to this Lease and become owned by Landlord by operation of law. If Tenant does not elect to go forward with the Expansion, then the Expansion Land (as defined below) will not become owned by the Landlord or attached to the land described on Exhibit A. If Tenant elects to discontinue its acquisition of the Expansion Land, it shall give prompt written notice thereof to Landlord and Landlord shall have the right to pursue the vacation and acquisition, in which event the Expansion Land shall not be added to this Lease. Tenant shall make available to Landlord such reports, applications, surveys and studies as it may have with respect to the acquisition of the Expansion Land and Landlord shall reimburse Tenant for its actual third party out of pocket costs incurred to obtain the same to the extent such deliveries result in out of pocket savings to Landlord. Tenant's goal, which has been discussed with WSDOT and the City but not yet fully agreed upon, is to have the City vacate the street and for Tenant to acquire from WSDOT the majority of the northeasterly half of the vacated street that would otherwise become part of WSDOT's property. The property acquired from WSDOT shall be transferred to Landlord by WSDOT or Tenant. As part of that acquisition, Tenant has offered to transfer to WSDOT the small parcel Tenant acquired from King County and enabling WSDOT to retain as an access way to its southerly parcel. Tenant anticipates continuing these discussions to reach formal agreements with the City and WSDOT with the final result of acquiring the property necessary for the Expansion (the "Expansion Land"). The costs incurred in this process are part of the Expansion Costs described below. Following acquisition of the Expansion Land as a result of Tenant's efforts, Landlord and Tenant agree to execute an amendment to this Lease modifying Exhibit A to include the Expansion Land. As improvements are constructed on the Expansion Land, the improvements shall automatically be owned by Landlord, included within the Premises, and subject to all of the terms of the Lease, including Tenant's liability for Additional Rent and its indemnities herein that relates thereto, except Base Rent shall be adjusted as and in the amount specified in Section 24.10.

         24.3 Design. As noted above, Tenant has engaged MBT to do preliminary design and engineering work for the Expansion. Landlord has received and approved the proposal dated July 3, 2002 from MBT and a proposal dated August 26, 2002 from CRB for continuing work on the Expansion. Following this preliminary work, Tenant, in consultation with Landlord, will negotiate a contract with MBT for the balance of the engineering and design work for the Expansion (the "Design Contract"). CRB's work under its current contract will be substantially completed prior to the Commencement Date. CRB may perform additional consulting engineering work if requested by Tenant. Within 5 business days after receipt of the proposed Design Contract and any amendments thereto, Landlord shall either provide its approval or provide detailed comments on changes required to obtain its approval. Landlord will not unreasonably withhold its approval of the Design Contract, and any amendments thereto. Tenant's obligations include diligently enforcing the Design Contract and warranties and bringing defects to Landlord's attention in a timely manner. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, liability and damages arising from its actions as "Owner" under the Design Contract. The design must result in the Premises conforming to the Function Requirements and Use Requirements applicable following completion of the Expansion.

         24.4 Plans and Specifications. Pursuant to the Design Contract, MBT has prepared the Basis of Design and Landlord has approved the Basis of Design. MBT will prepare construction drawings and specifications (the "Proposed Plans"). The Proposed Plans shall be submitted to Landlord for its review and approval. Landlord will not unreasonably withhold its approval of the Proposed Plans and after receipt of same will either approve them or disapprove them within 15 business days after receipt giving specific comments regarding what changes would be required to obtain Landlord's approval. If the Proposed Plans do not vary from the Basis of Design already approved by Landlord, then Landlord shall be required to approve the Proposed Plans. The plans and specifications approved by Landlord are referred to herein as the "Final Plans." Following Landlord's approval of the Final Plans, Tenant will continue to work with MBT and Turner to optimize the plans and construction, which will result in

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

subsequent changes to the Final Plans. Tenant shall notify Landlord promptly upon its actual knowledge of a Material Departure from the Final Plans; and Tenant must also present all Material Departures from the Final Plans to Landlord for its approval, together with a revised plan from MBT detailing the Material Departure(s). Landlord will respond within 5 business days of Landlord's receipt of such request. "Material Departure" shall mean a change which (a) materially adversely affects the quality of materials or construction below the quality of the development of the original Premises ("Existing Standard"), or (b) departs in any respect from the Function Requirements or the Use Requirements applicable after completion of the Expansion. Landlord will cooperate with Tenant regarding any changes to the Final Plans required by governmental authorities during the permitting process. Copies of all changes shall be concurrently provided to Landlord. Landlord shall have no obligations with respect to the accuracy or adequacy of any Proposed or Final Plans or the extent the same comply with applicable Laws.

         24.5 Construction Contract. Tenant has selected Turner Construction as the contractor for the Expansion (the "Project Contractor") and Landlord has approved that selection. Tenant, in consultation with Landlord, will negotiate a contract with Project Contractor for the Expansion (the "Construction Contract"). The Construction Contract shall be subject to Landlord's approval, which shall not be unreasonably withheld. Within 5 business days after receipt of the final Construction Contract to be executed by Tenant and Project Contractor, Landlord shall either provide its approval or provide detailed comments on changes required in order to obtain its approval. Upon Landlord's approval of the Construction Contract, Tenant will sign the Construction Contract as Owner. Tenant shall be required to obtain Landlord's approval of all Material Change Orders, and the standards for the granting or withholding of Landlord's approval shall be consistent with the following: "Material Change Orders" shall mean any change orders which (a) reduce the quality of materials or construction below the Existing Standard, (b) departs from the Function Requirements or the Use Requirements, or (c) amends the Construction Contract. In addition, Tenant shall provide to Landlord for its approval, which shall not be unreasonably withheld, any change orders which represent changes in the scope of the project. Landlord will provide its approval (or disapproval with detailed reasons therefor) within 5 business days for a "change of scope" change order, defined as a change order that involves a cost increase or decrease of $250,000 or more, and within 3 business days for all others. Landlord's approval will not be required for field directive changes. Tenant will defend, indemnify and hold Landlord harmless from and against any and all claims, liability and damages arising from its actions as "Owner" under the Construction Contract and warranties.

         24.6 Permits and Approvals/Diligence. Tenant shall be responsible for obtaining all governmental permits and approvals for the Expansion and the cost incurred in connection therewith shall be included in Expansion Costs. Tenant will promptly provide Landlord with copies of all permits and approvals. Tenant shall also be an agent of Landlord for the limited purpose of pursuing and obtain all necessary approvals for the Expansion, including discussions and negotiations with governmental authorities, and applying for permits and approvals. Landlord shall cooperate with Tenant in all respects in connection with obtaining the permits and approvals, which cooperation may include entering into mitigation agreements with the associated costs included in Expansion Costs and execution and delivery of applications, permits and other instruments required to obtain the permits and approvals. If Tenant obtains the necessary permits and elects to proceed with construction of the Expansion, Tenant shall use commercially reasonable efforts to cause such construction to be promptly commenced and diligently pursued and to be accomplished in compliance with all applicable Laws and regulations. Tenant shall defend, indemnify and hold Landlord harmless from and against all claims, liability and damages relating to any failure to pay any permit fees or breach of the terms of any permit.

         24.7 Other Consultants. Tenant shall have the right to engage other specialists and consultants of its choice as necessary or appropriate in order to complete the Expansion. Tenant shall enter into these contracts directly with the applicable third parties and such contracts shall contain corresponding indemnification and insurance requirements. Tenant shall enforce the contracts and warranties, and other obligations of such specialists and consultants.

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         24.8     Budget/Allowance.

                  24.8.1 Budget/Costs. As used herein, "Expansion Costs" shall mean and include all out of pocket hard and soft costs incurred in the Expansion, including land acquisition (including the cost of purchasing the Expansion Land and the parcel from King County, and related mitigation costs), design, development, construction and permitting and other predevelopment costs. Expansion Costs shall not include any costs of purchasing, leasing of Removable Equipment (other than construction equipment) or installing any Removable Equipment (other than construction equipment) or any other property that will not become immediately owned by Landlord. Tenant has provided to Landlord a preliminary budget for the Expansion Costs (the "Budget") and will periodically provide to Landlord updated Budgets reflecting current cost and monthly cash flow projections. As of the date hereof, the current total Budget for Expansion Costs is approximately $23,141,000.00, and the amount incurred to date is approximately $500,000.

                  24.8.2 Calculation of Allowance. Landlord shall provide an allowance equal to $330 times the net increase in the square footage of rentable area in the Premises as a result of the Expansion (the "Allowance") to be applied toward the Expansion Costs. Initially, the estimated amount of the Allowance shall be determined by using the estimated net increase in rentable square footage expected to result from the construction shown in the permit drawings, as measured by Burgess Weaver Design Group ("Burgess"). Upon completion of the Expansion, either party may elect to require that a jointly selected architect (the "Approved Architect") measure the entire building, including the constructed Expansion, and the final Allowance (and rent adjustment required by Section 24.10), shall be based on the net increase in rentable square footage shown by that measurement, with an adjustment between the parties so that Landlord has funded the final Allowance and Tenant has paid the balance. If neither party so elects to require measurement of the completed building, then the Allowance and the Rent Adjustment under Section 24.10 shall be derived from the Burgess measurement based on the permit drawings. The increase in rentable area shall be calculated in accordance with applicable BOMA standards (ANSI/BOMA Z65.1 1996) ("BOMA Standards"), as applied by Burgess, which excluded major vertical penetrations, stairs, elevators and major mechanical shafts; as shown on Exhibit I.

                  24.8.3 Funding of Allowance. The Allowance shall be applied only to (a) Expansion Costs incurred by Tenant, (b) the Oversight Fee (Section 24.9), and (c) any construction period interest (described below). Tenant shall have the option of either paying the Expansion Costs out of its own funds as the Expansion goes forward and being reimbursed from the Allowance upon substantial completion of the Expansion, as evidenced by the issuance of a temporary certificate of occupancy therefor, or having Landlord fund the payment of Expansion Costs from the Allowance as they are incurred. Tenant shall make this election by written notice to Landlord no later than 30 days prior to commencement of construction of the Expansion, which shall be deemed to occur when grading begins under a valid grading permit. To the extent that Tenant elects to draw funds from the Allowance prior to the Expansion Rent Commencement Date, the amounts drawn shall accrue construction period interest at 3% over the Prime Rate, reset as of the first of each calendar month, from the date of disbursement until the Expansion Rent Commencement Date and which interest shall be paid monthly from the Allowance. The availability of and Landlord's obligations to fund the Allowance shall be conditioned upon commencement of construction of the Expansion by January 1, 2005. Any provision in this Lease to the contrary notwithstanding, no portion of the Allowance shall be disbursed so long as any Event of Default exists and Landlord's obligation to disburse the Allowance shall terminate altogether if the Expansion is not begun by January 1, 2005. Landlord may also cause the disbursements to be made subject the same to such certifications, lien waivers, retentions and other conditions as are commonly imposed by commercial construction lenders when disbursing a construction loan (i.e. AIA G702, G703). Advances shall not be made more than once each month, and no retention need be disbursed until Landlord has received a certificate of substantial completion (AIA Form G704) signed by the Expansion architect, contractor and Tenant and to which the final punch list of incomplete items is attached. Landlord may withhold 150% of the estimated cost of the punchlist items until Landlord has received (a) evidence acceptable to Landlord that all of said punch list items have been completed, (b) final lien waivers from all contractors, principal subcontractors, and principal material suppliers, and (c) such other documentation and certifications as Landlord may reasonably require of Contractor. If the Allowance has not been entirely disbursed to

Tenant by January 1, 2006, Landlord may elect to disburse the then remaining balance of the Allowance to Tenant on January 1, 2006 or at any time thereafter, in advance of or upon Tenant's application therefor and in advance of or upon the corresponding costs becoming due and payable, and upon such disbursement, the above construction period interest shall begin to accrue on those funds. Accrual of construction period interest shall automatically cease on the Expansion Rent Commencement Date.

                  24.8.4 Funding of Excess. The Expansion Costs are currently projected to exceed the Allowance. All Expansion Costs that are not covered by the Allowance shall be paid by Tenant from its own funds as and when due. As the design, engineering and predevelopment work proceeds, the Budget will be adjusted and will more accurately reflect the likely total cost of the Expansion. So long as no Event of Default then exists and the Expansion has begun by January 1, 2005, Landlord will disburse the Allowance to pay Expansion Costs as reimbursements are applied for, and/or construction draws presented not more frequently than once per month, so long as the total amount disbursed to date does not exceed total estimated Allowance times the then percentage completion of the Expansion as determined by MBT.

                  24.8.5 Processing of Allowance Disbursements. Each application by Tenant for a disbursement from the Allowance shall be supported by the applicable supporting documentation reasonably acceptable to Landlord. Payment will be made by Landlord on the application within 20 days after receipt of the application and supporting documentation; provided that the construction draw requests shall be processed within the time period required by the Construction Contract (approved by Landlord) and the draw requests will be accompanied by the documentation required by such Construction Contract, including lien releases and such other documentation as is customarily required by a commercial construction lender on a typical construction loan.

                  24.8.6 Shell Space. Notwithstanding the provisions of this
Section 24.8, Tenant agrees that on completion of the Expansion, not more than the space described as "shell" on Exhibit H shall be left in shell condition. The shell space shall be finished within the Function Tolerances for the Premises stated in Section 8.5, and with no more than 1,000 rentable square feet improved for use as office space, within 4 years from the date of the last disbursement of the Allowance unless Landlord otherwise consents in writing. If improvements to the shell space are not completed within such 4 year period it will not be a default hereunder so long as Tenant posts an LOC in the form attached as Exhibit D for $1,000,000.00 by the end of the said 4-year period until such improvements are completed by Tenant. The LOC shall be returned to Tenant when (a) Tenant completes the shell build out as required hereunder, (b) Landlord accepts the same as having complied with Tenant's obligations under this section, and (c) Tenant provides Landlord with final lien waivers and evidence of payment for all of the costs and expenses incurred to do so. If the shell build out required hereunder is not completed by the expiration or earlier termination of this Lease, Landlord will have the right to draw down on such LOC upon such expiration or termination and retain such proceeds as liquidated damages for such failure to complete. During the pendency of this Lease the LOC will otherwise be subject to the same terms and conditions as those that are applicable to the Security Deposit, to the extent not inconsistent with this
Section 24.8.6.

         24.9 Landlord Oversight Fee. Landlord's primary objective in the oversight of the Expansion will be to monitor and protect its investment. Such oversight will include but will not necessarily be limited to the following customary services: plan review, periodic construction inspections, monthly draw and invoice review, lien release adherence and title search as necessary, monthly disbursement of proceeds, travel and other associated expenses. Landlord shall be given full access to the construction site and all design, development and construction documentation in order to perform its oversight. Out of the Allowance, Landlord shall be entitled to collect an oversight fee (the "Oversight Fee") which shall be equal to its actual time and expenses; but not to exceed a total of $25,000 for the Expansion, which sum shall be payable whether or not the Expansion is pursued to completion. The Oversight Fee shall be due on the Expansion Rent Commencement Date.

         24.10 Rent for Expansion. Only if Tenant elects at its sole option to build the Expansion, then commencing (the "Expansion Rent Commencement Date") on the earlier of (a) July 1, 2006 or (b) the date a temporary or permanent certificate of occupancy is issued for the Expansion, the Base Rent shall be increased by an amount equal to the net increase in rentable area of the Premises times the Applicable Rate, divided by
12. The net increase in square footage of rentable area shall be determined pursuant to Section 24.8.2. The "Applicable Rate" shall be as follows, selected based on the Expansion Rent Commencement Date: (a) $32.18/rsf from the Lease Commencement Date for the first 12 months of the Term and any partial month in which the Lease Commencement Date occurs, (b) $33.3063/rsf for the second 12 month period in the Term, (c) $34.4720/rsf for the third 12 month period in the Term, (d) $35.6785/rsf for the fourth 12 month period in the Term, and (e) $36.9273/rsf for the fifth 12 month period in the Term. The Base Rent, increased as described in this Section 24.10, shall continue as increased until the next annual Rent Adjustment Date. On that date and continuing thereafter, the then Base Rent (as increased to reflect the Expansion as described above) shall increase by 3.5% and shall thereafter continue to increase by 3.5% each year, subject to adjustment at the commencement of any Renewal Term.

         24.11 Extension of Initial Term. As of the Expansion Rent Commencement Date, the Initial Term of this Lease shall be extended to a date which is 180 months from the Expansion Rent Commencement Date. Such extension will not affect the Lease extension rights described in Section 2.2 above, and the first Renewal Term, if exercised, will commence on expiration of the Initial Term, extended as described in this paragraph. Within 30 business days after the Expansion Rent Commencement Date, the parties hereto shall enter into an Amendment to this Lease in the form attached hereto as Exhibit M stating the Expansion Rent Commencement Date, the new Base Rent, and the extended expiration date of the Initial Term.

         24.12 As-Built Documents/Closeout Package. Within 30 business days after receipt of the project "closeout package" from Turner and prior to Landlord's disbursement of the final draw or retainage, Tenant will provide to Landlord (a) a complete set of as-built plans for the Expansion, (b) a complete set of all of the permit applications and permits, property studies and evaluations, soils and environmental assessments and other studies Tenant has obtained in connection with the Expansion (excluding those of a proprietary nature that relate to Tenant's business and processes), (c) an ALTA/ACSM land survey showing the boundaries of the Expansion Land, the location of the Expansion improvements, and all easements, setback areas and encroachments within the Expansion Land and such other matters as are required by the insurer issuing Landlord's title insurance supplement, (d) copies of the temporary, and any permanent, certificate of occupancy for the Expansion, (e) all warranties provided under contracts signed by Tenant, and (f) a supplement to Landlord's title insurance policy issued in connection with its acquisition of the Premises which (i) is in an extended form with the same endorsements issued with the original policy, (ii) adds the Expansion Land to the description of the insured property, (iii) increases the policy amount by the amount of the Expansion Costs, and (iv) insures Landlord as the sole holder of fee simple title to the Expansion Land and improvements thereon subject to no exceptions other than the liens for nondelinquent real property taxes and assessments, non-monetary encumbrances arising out of the vacation of Bellevue Avenue that do not include encroachments over boundary lines, easements or setbacks, except for non-material encroachments similar to those existing with the original Earl Davie Building and for which Landlord receives at Tenant's expense a forced removal endorsement to Landlord's title insurance, and which are not inconsistent with the Use Requirements, and such other matters as are reasonably acceptable to Landlord. Tenant shall deliver the items referred to in (a) and
(b) above without charge and shall pay for the costs of the survey and the premium for the standard portion of Landlord's title policy supplement and Landlord shall pay for the extended coverage and endorsements therein.

         24.13 Encumbrance. Landlord shall have no obligation to grant a security interest in its real or personal property to secure third party loans to Tenant for the Expansion.

         24.14 Development Disclaimer/Assignment of Rights. Except to the extent that Landlord requires that particular materials or construction methods be employed over Tenant's written objection made within 5 business days after Tenant is given notice describing the same, and then only with regard to those objected to materials or methods, Landlord shall have no liability for any alleged defects in the design, materials or construction of the Expansion or the failure of the Expansion to conform to any applicable plans, Laws or regulations or to be suitable for Tenant's purposes and Tenant shall look solely to its own consultants, architects, contractors and suppliers with respect thereto. Landlord, with regard to those Expansion contracts entered into by it as principal, and Tenant with regard to those Expansion contracts entered into by it as principal, agrees to enforce all of their respective rights as principal under those contracts and agreements (the "Expansion Contracts") to the extent necessary to enable Tenant to comply with its construction, maintenance and repair obligations under this Lease and to enable the parties to obtain the benefits of the Expansion Contracts. Upon expiration or termination of this Lease, Tenant will assign back to Landlord any remaining rights it holds under the Expansion Contracts with regard to future performance.

         24.15 Expansion Without Allowance. If, for any reason, Tenant develops the Expansion but does not obtain the Allowance from Landlord, the Expansion shall be included in the Premises, owned by Landlord and subject to all of the requirements of this Lease, except that there shall be no increase in Base Rent as described in Section 24.10 above to reflect the Expansion and the determination of the fair market rental value of the Premises under Section 2.3 shall exclude the value of the Expansion.

         24.16 Disputes. Landlord and Tenant agree that in the event of any dispute over any approval or consent required by this Section 24 they shall make a diligent and good faith effort to resolve the same without resort to arbitration or litigation. In the event they are unable to resolve such dispute, Landlord's good faith decisions shall be controlling to the extent they relate to the Expansion's exterior appearance, structural components and building shell, and Tenant's good faith decisions shall be controlling with respect to the building systems and the manner in which the interior of the Expansion is configured, fixtured and furnished.

25. PARKING AT STEAM PLANT. In the Steam Plant Lease, Landlord's affiliate has granted Tenant the right to utilize up to 49 parking stalls which are located in the Lake Union Steam Plant property at 1201 Eastlake Avenue East and have been specifically covenanted and reserved for Tenant; provided that Tenant shall make commercially reasonable efforts to minimize or eliminate the need for Tenant to utilize such parking.

26. CROSS DEFAULTS. At Tenant's option, Landlord (or its affiliate) and Tenant may be parties to a $3,000,000 line of credit loan ("Line of Credit Loan") which will be documented by the forms attached to the fourth amendment to the Purchase Agreement, with such forms executed upon Tenant's election to draw on the Line of Credit Loan. Regardless of the actual date of execution of the Line of Credit Loan documents, the maturity date thereunder shall be five years from the Effective Date. As provided in Section 15.2, any Event of Default under the Line of Credit Loan or the Steam Plant Lease (Section 15.2) shall be an Event of Default hereunder and any default under this Lease shall be a default under the Steam Plant Lease and the Line of Credit Loan.

27.      MISCELLANEOUS

         27.1 Tenant's Obligations Unconditional. Tenant acknowledges and agrees that except as otherwise specifically stated in this Lease it shall be absolutely and unconditionally obligated to pay all Rent and all of the costs and expenses that relate to the ownership, occupancy, use, maintenance, insurance, repair, restoration, replacement, and remediation of the Premises and all utilities and other services provided thereto and taxes and installments of assessments levied thereon during the Initial Term and any Renewal Term and for those portions of installments of assessments to the extent they accrued during the Term of this Lease, even if they are payable thereafter and to take such other actions at its sole expense as are required to comply with all existing and future Laws with respect thereto and such obligations shall not be subject to abatement, offset or impairment for any cause or reason whatsoever. Except as otherwise stated in this Lease, nothing in this Section 27.1 is intended to require Tenant to pay or reimburse Landlord for (a) those taxes and assessments excluded from Tenant's obligations in Section 6.2, (b) Landlord's internal costs and expenses, (c) Landlord's third party out of pocket expenses, or (d) any Hazardous Materials remediation costs in excess of those agreed upon by the parties in Section 19 above.

         27.2 Additional Definitions. "Landlord" as used in this Lease shall include the original Landlord hereunder, its successors, and if this Lease shall be validly assigned, shall also include Landlord's assignees. "Tenant" shall include the original Tenant hereunder, its successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignee or sublessee as to premises covered by such assignment or sublease. References to "Tenant's knowledge" shall refer to the actual personal knowledge of any one or more of the officers of Tenant, not the actual or constructive knowledge of any other employee, agent, officer, director or other representative of Tenant and shall in no case impose upon Tenant any duty or obligation to investigate or verify the information. References herein to "Law" shall mean any governmental statute, ordinance, rule or regulation now in force or which may hereafter be enacted, promulgated or modified and any easement, reservation, restriction or covenant now or hereafter recorded against the Premises or any portion thereof to the extent applicable to the particular matter at issue (collectively "CC&Rs"), excluding CC&Rs to the extent that they are created without Tenant's consent after the Effective Date and that they interfere with Tenant's use of the Premises or cause Tenant to incur additional cost. References to "including" or "includes" shall mean "includes, without limitation" and "including, but not limited to." References to "business days" shall mean Monday through Friday, excluding federal and national bank holidays. If any time period is to expire on a date which is not a business day, the time period shall be extended to the next business day.

         27.3 Notices. Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and given by mailing such notice or consent by either (i) one business day after sending by an overnight courier service when deposited with the courier in time for delivery the next business day or otherwise on the next business day thereafter, or (ii) 2 business days after deposit with the United States Post Office by registered or certified mail, return receipt requested, as evidenced by the date of the postmark thereon, or (iii) on the day transmitted via facsimile if completed in time for receipt by 12:00 p.m. recipient's time on a business day or otherwise on the next business day thereafter (provided that facsimile notice is only effective if notice is also delivered pursuant to Sections 27.3(i) or (ii) the next business day following the transmission of the facsimile notice); addressed to the other party as follows:

         If to Landlord:                    ARE-1208 Eastlake Avenue, LLC
                                            135 N. Los Robles Ave., Ste. 250
                                            Pasadena, CA 91101
                                            Attn: Corporate Secretary
                                            Telephone:  (626) 578-0777
                                            Fax:  (626) 578-0770

                  With a copy to:           Stoel Rives LLP
                                            Attn: David H. Rockwell
                                            600 University Street, Suite 3600
                                            Seattle, WA 98101-3197
                                            Telephone:  (206) 386-7694
                                            Fax:  (206) 386-7500

         If to Tenant:                      ZymoGenetics, Inc.
                                            Attn: Chief Financial Officer
                                            1201 Eastlake Avenue E.
                                            Seattle, WA 98102
                                            Telephone:  (206) 442-6600
                                            Fax: (206) 442-6808

                  With a copy to:           Real Property Law Group, PLLC
                                            Attn:  Cynthia Thomas
                                            1218 Third Avenue, Suite 1900
                                            Seattle, WA 98101
                                            Telephone:  (206) 625-1717
                                            Fax:  (206) 374-2782
or to such other addresses as the parties may designate in writing by the means above described.

In addition to the foregoing, any notice Tenant gives to Landlord which in any manner relates to any Alterations or the Expansion shall be given to:

                       Alexandria Real Estate Equities, Inc.
                       9820 Willow Creek Road
                       Suite 440
                       San Diego, CA 98131
                       Attn:  Senior Vice President, Construction & Development
                       Telephone: (858) 530-8190
                       Fax: (858) 530-8191

The time period in which to respond to any notice or consent shall commence to run on the date on which such notice is deemed effective as stated above. Any notices of the same matter that are required by or given in connection with this Lease, the Steam Plant Lease, the Purchase Agreement or the Line of Credit Loan need be given once to a party and not duplicated for each such contract.

         27.4 Survival. The obligations of each party applicable to time periods prior to the termination or expiration of this Lease shall survive termination or expiration of this Lease, including each party's right to indemnification and defense from claims arising from matters occurring prior to termination even though the claim is asserted after termination.

         27.5 No Oral Agreements. It is expressly agreed between Landlord and Tenant that there is no verbal understanding or agreement which in any way changes the terms, covenants and conditions herein set forth, and that no modification of this Lease shall be effective unless made in writing and duly executed by the authorized officers of the necessary parties or party and consented to by Landlord's mortgagee, if any. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises are merged into this Lease.

         27.6 No Waiver. The failure of Landlord or Tenant to insist, in one or more instances, upon the strict performance by Tenant or Landlord of any of the provisions of this Lease shall not be construed as a waiver of any right or remedy available for any future breach of such provisions. Receipt by Landlord of Rent with knowledge of the breach of any provisions hereof shall not be deemed a waiver of any right or remedy available for such breach.

         27.7     Time of Essence.  Time is of the essence of this Lease.

         27.8 Waiver of Common Law. Tenant waives any of the following rights, to the extent they exist now or will exist in the future under Law (including common law): the right to terminate this Lease, any right to offset amounts due against Rent, and/or any right to make repairs at the expense of Landlord. Landlord waives any statutory landlord's lien against Tenant's personal property, including its Removable Equipment.

         27.9 Legal Expense. If either party incurs any third party out of pocket costs or expenses, including those of a collection agency and any attorneys' fees, to collect any sum which is past due hereunder, the defaulting party shall reimburse the nondefaulting party therefor, with or without litigation. If any action, arbitration or proceeding (including any appeal thereof) is brought by either party to enforce its rights under this Lease or to collect a judgment against the other arising from this Lease ("Action"), the unsuccessful party therein shall pay all enforcement costs incurred by the prevailing party therein, including reasonable attorneys' fees and costs.

         27.10 Governing Law/Venue/Waiver of Jury. This Lease shall be performed, construed and enforced in accordance with the laws of the State of Washington and the parties agree that venue shall lie in King County, Washington. Landlord and Tenant each unconditionally waives any right to trial by jury to resolve any claim, action or demand asserted in connection with any matter arising in connection with this Lease.

         27.11 Force Majeure. Except as specifically provided otherwise herein, and except for the periods during which either party may cure a default hereunder the time periods for Landlord's or Tenant's performance hereunder (except for the payment of money) shall be extended for periods of time during which the non-performing party's performance is prevented due to circumstances beyond the party's control, including, without limitation, strikes, embargoes, newly imposed governmental regulations, inclement weather and other acts of God, war or other strife (collectively "Force Majeure"). Notwithstanding the foregoing, a Force Majeure may apply to certain Events of Default pursuant to
Section 15.2.

         27.12 Headings. The headings used in this Lease are for convenience only and shall not have any bearing or meaning with respect to the content or context of this instrument.

         27.13 Holding Over. Tenant shall have no right to retain possession of the Premises beyond the expiration or earlier termination of the Lease. If Tenant holds over after the expiration of the Term, with the express consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further Term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as rent during any holding over period, an amount equal to 150% of the Base Rent payable immediately preceding the expiration of the Term plus all Additional Rent. Nothing in this Section shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination thereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

         27.14 Rights Are Cumulative. All rights, powers and privileges conferred hereunder upon the parties shall be cumulative, but not restricted to those given by law.

         27.15 Severability. If any term or provision of this Lease shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law, unless an essential purpose of this Lease would be defeated by loss of the invalid or unenforceable provision.

         27.16 Interpretation. This Lease has been fully negotiated and no provision shall be construed for or against either Tenant or Landlord, and this Lease shall be interpreted in accordance with its general tenor in an effort to reach an equitable result. Whenever words such as "herein," "hereunder," etc., are used in this Lease, they shall mean and refer to this Lease in its entirety and not to any specific section, paragraph or other part of this Lease.

         27.17 Brokers. The Staubach Company represents Tenant and Insignia/Kidder Mathews represents Landlord. Each party shall be responsible for paying any commissions or fees due to its broker and shall hold the other party harmless from any claims for commissions or finders fees due from any other third parties claiming to have been engaged by that party.

         27.18 Counterparts. This Lease may be executed in counterparts which, when taken together, will comprise a single original agreement. Facsimile signatures shall be binding upon transmission.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as of the day and year first written above.

                       LANDLORD:
                       ARE-1208 Eastlake Avenue, LLC,
                        a Delaware limited liability company

                         By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.
                            a Delaware limited partnership,
                            its managing member

                              By: ARE-QRS CORP., a Maryland corporation,
                              general partner

                                     By: /s/ Peter J. Nelson
                                        ----------------------------------------
                                      Peter J. Nelson, Chief Financial Officer


                       TENANT:
                       ZYMOGENETICS, INC.
                       a Washington corporation

                       By: /s/ James A. Johnson
                          ---------------------------------------
                            James A. Johnson
                             Senior Vice President - Chief Financial Officer

EXHIBITS:

Exhibit A:  Legal Description
Exhibit B:  Title Encumbrances
Exhibit C:  Access and Confidentiality Agreement
Exhibit D:  Letter of Credit
Exhibit E:  Pledge Agreement
Exhibit F:  Custodial Agreement
Exhibit G:  Fixed Equipment
Exhibit H:  Use and Function of Leased Space
Exhibit I:  BOMA Measurement of Earl Davie Building (before and after Expansion)
Exhibit J:   Estoppel
Exhibit K:  Site Plan of Expansion
Exhibit L:  Fair Market Value Determination
Exhibit M:  Amendment to Lease for Expansion

STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF LOS ANGELES     )

         I certify that I know or have satisfactory evidence that PETER J. NELSON is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of ARE-QRS, CORP., a Maryland corporation, which is the General Partner of ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, which is the Managing Member of ARE-1208EASTLAKE AVENUE, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

         DATED: October 15, 2002
               --------------------

                                     /s/ Teresa A. Flores
                                    -------------------------------------
                                    (Signature of Notary Public)

                                         Teresa A. Flores
                                    -------------------------------------
                                    (Printed Name of Notary Public)

                                    My Appointment expires: 6-24-05
                                                           --------------

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF KING            )

         I certify that I know or have satisfactory evidence that James A. Johnson is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Senior Vice President - Chief Financial Officer of ZYMOGENETICS, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

         DATED: October 16, 2002
               --------------------

                                     /s/ Carol A. Alto
                                    -------------------------------------
                                    (Signature of Notary Public)

                                         Carol A. Alto
                                    -------------------------------------
                                    (Printed Name of Notary Public)

                                    My Appointment expires: 3-7-06
                                                           --------------

                                    EXHIBIT A
                                LEGAL DESCRIPTION

Earl Davie Building (Parcel B)

LOTS 4 AND 5, BLOCK 4, FRANCE'S ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 195, IN KING COUNTY, WASHINGTON;

EXCEPT PORTION THEREOF CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 8064 FOR EASTLAKE AVENUE EAST; AND

LOTS 5, 6 AND 7, BLOCK 13, EAST PARK ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 8 OF PLATS, PAGE(S) 83, IN KING COUNTY, WASHINGTON;

EXCEPT ANY PORTION THEREOF CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 8064 FOR EASTLAKE AVENUE EAST.

                                    EXHIBIT B
                              CURRENT ENCUMBRANCES

EXCEPTIONS AND RESERVATIONS CONTAINED IN DEED FROM THE STATE OF WASHINGTON, WHEREBY THE GRANTOR EXCEPTS AND RESERVES ALL OIL, GASES, COAL, ORES, MINERALS, FOSSILS, ETC., AND THE RIGHT OF ENTRY FOR OPENING, DEVELOPING AND WORKING THE SAME AND PROVIDING THAT SUCH RIGHTS SHALL NOT BE EXERCISED UNTIL PROVISION HAS BEEN MADE FOR FULL PAYMENT OF ALL DAMAGES SUSTAINED BY REASON OF SUCH ENTRY.

     RIGHT OF STATE OF WASHINGTON OR ITS SUCCESSORS, SUBJECT TO PAYMENT OF COMPENSATION THEREFOR, TO ACQUIRE RIGHTS OF WAY FOR PRIVATE RAILROADS, SKID ROADS, FLUMES, CANALS, WATER COURSES OR OTHER EASEMENTS FOR TRANSPORTING AND MOVING TIMBER, STONE, MINERALS AND OTHER PRODUCTS FROM THIS AND OTHER PROPERTY, AS RESERVED IN DEED REFERRED TO ABOVE.

RELEASE OF DAMAGE AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
BETWEEN: ZYMOGENETICS, INC. AND: CITY OF SEATTLE
RECORDED: APRIL 25, 1997
RECORDING NUMBER: 9704251301
RELEASING CITY OF SEATTLE FROM ALL FUTURE CLAIMS FOR DAMAGES RESULTING FROM:
PERMISSION TO OCCUPY DEDICATED STREET AREA ON EASTLAKE AVENUE EAST FROM NELSON PLACE ON THE SOUTH, 155 FEET TO BELLEVUE AVENUE ON THE NORTH; ON NELSON PLACE FROM EASTLAKE AVENUE EAST ON THE WEST, 105 FEET EAST TO THE POINT OF TERMINATION BY ERECTING AND MAINTAINING THEREIN A SHORING SYSTEM WITH EXTERIOR TIEBACKS.

AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
BETWEEN: ZYMOGENETICS, INC.AND: CITY OF SEATTLE
RECORDED: MAY 1, 1997
RECORDING NUMBER: 9705011660
REGARDING: TRANSPORTATION MANAGEMENT PLAN

AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
BETWEEN: ZYMOGENETICS AND: CITY OF SEATTLE
RECORDED: MAY 9, 1997
RECORDING NUMBER: 9705090214
REGARDING: MAINTENANCE OF DRAINAGE CONTROL FACILITY

RELEASE OF DAMAGE AGREEMENT AND THE TERMS AND CONDITIONS THEREOF:
BETWEEN: ZYMOGENETICS AND: CITY OF SEATTLE
RECORDED: NOVEMBER 19, 1997
RECORDING NUMBER: 9711190862
RELEASING CITY OF SEATTLE FROM ALL FUTURE CLAIMS FOR DAMAGES RESULTING FROM:
SOIL MOVEMENT BY REASON OF OR ARISING OUT OF ISSUANCE OF THE PERMIT(S) BY THE CITY FOR DEVELOPMENT ON THE PROPERTY.

RIGHT TO MAKE NECESSARY SLOPES FOR CUTS OR FILLS UPON PROPERTY HEREIN DESCRIBED AS CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 49286.

MATTERS DISCLOSED BY UNRECORDED SURVEY BY BUSH, ROED & HITCHINGS, INC., DATED JUNE 2, 2002, JOB NO. 96189.09.

NON-DELINQUENT TAXES AND ASSESSMENTS WHICH ARE NOT SHOWN AS EXISTING LIENS BY THE RECORDS OF ANY TAXING AUTHORITY THAT LEVIES TAXES OR ASSESSMENTS ON REAL PROPERTY OR BY THE PUBLIC RECORD.

GENERAL TAXES AND RELATED CHARGES PAYABLE THEREWITH, IF ANY, FOR 2002, A LIEN NOW PAYABLE, BUT NOT YET DELINQUENT.

                                    EXHIBIT C
                      ACCESS AND CONFIDENTIALITY AGREEMENT

     This ACCESS AND CONFIDENTIALITY AGREEMENT (this "Agreement") is executed effective as of the date indicated below, by undersigned ("Contractor") for the benefit of ZYMOGENETICS, INC., a Washington corporation ("ZGI").

     A. ZGI owns certain real property and improvements commonly known as 1201 and 1208 Eastlake Avenue East in Seattle, Washington (the "Property").

     B.   ZGI is the tenant and _______________________________.("ARE") is the landlord under those certain Leases dated _______________________, 2002 for the Property (the "Leases"). Pursuant to Section 21 of each of the Leases, Landlord has various rights of access to the Property and a corresponding right to extend that right of access to its agents, consultants, contractors and representatives.

     C. ARE requested that ZGI allow Contractor to enter the ________________ Property (the "Subject Property") for the following purpose:
_____________________________________ (the "Access Purpose").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor agrees and acknowledges as follows:

     1. Purpose. Subject to the terms and provisions of this Agreement and the Leases, Contractor, as ARE's agent, will be entering upon the Subject Property to perform the Access Purpose at ARE's request and direction.

     2. Conditions to Entry. Contractor's access to the Property will be limited to regular business hours. At least 2 business days prior to entering onto or into the Subject Property, Contractor shall contact ZGI's representative, Scott Anderson at (206) 442-6747 or Cecil Weight at (206) 442-6689 who will make arrangements to have the Contractor accompanied by a ZGI representative ("ZGI Representative"). Contractor must be accompanied by a ZGI Representative at all times Contractor is on the Subject Property, and all of Contractor's activities shall be in accordance with all applicable Laws and regulations.

     3. Costs. Contractor is engaged by ARE. ARE is not acting as ZGI's agent and ZGI is not liable to pay Contractor for any services provided by Contractor to ARE.

     4. Inspection Obligations. While on the Subject Property and while performing the Access Purpose, Contractor shall: (a) not interfere with the use of the Subject Property by any occupant; (b) not interfere with the operation and maintenance of the Subject Property or any construction on the Subject Property; (c) not damage any part of the Subject Property or personal property located at the Subject Property owned or held by any person or entity; (d) not injure or otherwise cause bodily harm to any ZGI Representative or any other person or entity; (e) maintain comprehensive general liability (occurrence) insurance covering any accident arising in connection with the presence of the Contractor on the Subject Property in an amount not less than $2,000,000, evidence of such insurance shall name ZGI as an additional insured and be delivered to the ZGI Representative prior to accessing the Subject Property; (f) not permit any liens to attach to the Subject Property by reason of Contractor's work; and (g) not conduct any invasive activities, unless Contractor confirms in advance that ZGI has consented to each such invasive inspection.

     5. Confidentiality. Contractor and all of Contractor's partners, members, officers, directors, and attorneys (collectively the "Contractor Parties") will treat as confidential all the information disclosed to them by ZGI and/or ARE or discovered in connection with its access to the Subject Property (whether information is disclosed orally, in writing or in visual or electronic form, and including any observations, knowledge, information, reports (written or oral), tests, or studies (together with the results of such studies and tests) obtained by or provided to any of the Contractor Parties regarding the Subject Property, whether in connection with the Inspections, Contractor's review of the due diligence materials delivered or made available to Contractor, or otherwise, but not including information known by Contractor prior to any disclosures by ZGI and/or ARE or any information that is generally known or available to the public) (the "Information"), giving it no less care than Contractor's own confidential information, and make no use of any such Information except in connection with its engagement by ARE and subject to the limitations on ARE's use of the Information pursuant to Section 21.4 of the Leases, or to the extent required by court or legal requirements (which may include SEC regulations, NYSE and NASDAQ requirements). Contractor will not record any memorandum disclosing this Agreement.

     If Contractor receives any Information from ZGI, it will return originals and all copies of Information to ZGI immediately upon request (except for the copy delivered to ARE). In addition, and except as required by applicable law, Contractor shall not issue any release, make any statement to, or confirm or deny any statement made by the media without both ZGI and ARE's advance written consent, which may be withheld in their sole and absolute discretion.

     6. Indemnification and Repair. Contractor hereby agrees to indemnify, defend (with counsel acceptable to ZGI), and hold ZGI and its officers, directors, successors, and assigns harmless from and against any and all liens, claims, causes of action, liabilities, demands, suits, obligations, losses, penalties, costs, and expenses (including reasonable attorneys' fees) (generally, "Damages"), including without limitation, Damages for any actual physical damage to the Subject Property or any injury to persons, all to the extent caused by or in connection with the entry onto the Subject Property by a Contractor Party or an act of a Contractor Party; provided, however, that Contractor's indemnity hereunder shall not include any Damages to the extent resulting from the acts or omissions of any ZGI Representative; and provided further, if there are any liens arising from or relating to Contractor's entry or any other activity of the Contractor Parties relating to the Subject Property, then Contractor will cause such liens to be removed from the Subject Property within 10 business days after notice thereof, and if Contractor fails to timely perform, then ZGI shall thereafter have the right but not the obligation to pay the amount claimed on the lien and collect from Contractor all costs incurred in removing the lien, including attorney's fees. In addition, Contractor shall promptly repair any physical damage to the Subject Property caused by any Contractor Party. ZGI will only have two years from the last date of Contractor's access to the Subject Property to commence an against Contractor under this Section.

     7. No Right of Contribution from ARE. Contractor agrees that if it breaches its rights hereunder and such breach results in a payment to ZGI, then Contractor will not have any right to seek contribution or reimbursement from ARE.

     8. Entire Agreement. This Agreement reflects the entire Agreement between Contractor and ZGI, and there are no other agreements, oral or written, between Contractor and ZGI regarding the Subject Property. This Agreement can be amended only by written agreement signed by both ZGI and Contractor.

     9. Survival. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the Contractor and ZGI. Contractor agrees that all of the Contractor Parties' access to the Subject Property is subject to this Agreement.

     10. Governing Law, Legal Expenses. This Agreement will be construed, performed, and enforced in accordance with the laws of the State of Washington. Supplementing ZGI's rights under Section 6 above, if any action, arbitration or proceeding (including any appeal thereof) is brought by ZGI to enforce its rights under this Agreement or to collect a judgment against Contractor arising from this

Agreement, the unsuccessful party therein shall pay all enforcement costs incurred by the prevailing party therein, including reasonable attorneys' fees and costs.

     11. Notice. For purposes of this Agreement only, any notice (including written notice) required by this Agreement may be provided either to:

     ZGI:                         ZYMOGENETICS, INC.
                                  Attn: Chief Financial Officer
                                  1201 Eastlake Avenue East
                                  Seattle, WA 98121
                                  Telephone: (206)442-6600
                                  Facsimile: (206)442-6608

     Contractor:                  see address below signature


     IN WITNESS WHEREOF, Contractor has executed this Agreement effective as of _______________, 2002.

Contractor:

_____________________________________

a____________________________________


By:__________________________________

Name:________________________________
Title:_______________________________
Notice Address:______________________
_____________________________________
Fax:_________________________________
Telephone:___________________________

                                    EXHIBIT D
                                LETTER OF CREDIT

                      IRREVOCABLE STANDBY LETTER OF CREDIT

PLACE AND DATE OF ISSUE:          CREDIT NUMBER: ___________
____________________[PLACE]       DATE AND PLACE OF EXPIRY: ___________ [DATE]
____________________[DATE]        IN ____________________[PLACE]

BENEFICIARY:                      APPLICANT: [TENANT]
__________________________        ___________________________
__________________________        ___________________________
__________________________        ___________________________


Up to an aggregate amount of ____________________ US DOLLARS (US$____________).

Dear Sirs:

We hereby issue in your favor this Standby Letter of Credit which is available by your drafts at sight drawn on [ISSUER], at [OFFICE OF ISSUER] and accompanied by one of the following documents:

     1. Your notarized signed written certification, stating substantially the following (all blank spaces shall be completed by Beneficiary):

               In reference to [ISSUER] Letter of Credit No. ____________, we hereby certify and affirm that an event has occurred which entitles [BENEFICIARY] to draw on this Letter of Credit pursuant to that certain lease dated [LEASE DATE] between [BENEFICIARY], "Landlord," and [TENANT] "Tenant."

               We hereby irrevocably instruct [ISSUER] to pay the sum of $ _______ Such sum shall be paid directly to [BENEFICIARY] at
               ___________________________________.


               IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of _______________, 200__.

                           __________________________,


                           By: _______________________________
                                 Name:
                                 Title:

     2. Your notarized signed written certification, notarized, stating substantially the following (all blank spaces shall be completed by Beneficiary):

               In reference to [ISSUER] Letter of Credit No. ________ we hereby certify that this Letter of Credit is to expire within 30 business days and Tenant has not provided a renewal of this Letter of Credit or an acceptable security replacement after 5 business days notice as required by that certain Lease dated [LEASE DATE] between [BENEFICIARY], "Landlord," and [TENANT] "Tenant."

               We hereby irrevocably instruct [ISSUER] to pay the sum of $__________ directly to [BENEFICIARY] at
               _______________________________ ____________________.

               IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of _______________, 200___.

                           __________________________,



                           By: _______________________________
                                 Name:
                                 Title:

This Letter of Credit may be drawn in whole or in part from time to time to the aggregate of its face amount.

This Letter of Credit is transferable. Transfer of this Letter of Credit is subject to our receipt of beneficiary's instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s) if any, costs or expenses of such transfer shall be for the account of the beneficiary.

We hereby agree with the beneficiary that documents presented to our office in compliance with the terms and conditions of this letter of credit will be duly honored as specified herein.

This Letter of Credit is subject to the International Standby Practices 1998, ICC Publication No. 590. [or other convention selected by Issuer]

All inquiries and/or correspondence pertaining to this Letter of Credit must be in writing and directed to the attention of _____________________, telephone number _____________________ at the above mentioned address and must specifically refer to this Letter of Credit No. ____________________.

                                 Very truly yours,
                                 [ISSUER]

                                 By: _________________________
                                       Authorized Signature
                                       Title:

                                    EXHIBIT A

                 REQUEST FOR ENTIRE TRANSFER OF LETTER OF CREDIT
                        WITHOUT SUBSTITUTION OF INVOICES

{Issuer}
________________________       Letter of Credit No.________
ADDRESS
________________________


TO:  [Issuer]

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to a second beneficiary named below:

________________________________________________________________________________
NAME OF SECOND BENEFICIARY
________________________________________________________________________________
ADDRESS

By this transfer, all our rights as the original beneficiary, including all rights to make drawings under the Letter of Credit, go to the second beneficiary. The second beneficiary shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the second beneficiary without the necessity of consent by or notice to us.

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and send it to the second beneficiary with your customary notice of transfer.

__   Enclose is our check for $_________________

__   You may debit my/our account No. __________

We also agree to pay you on demand any expenses which may be incurred by you in connection with this transfer.

The signature and title below conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form.

__________________________________
NAME OF BENEFICIARY


__________________________________
NAME OF AUTHORIZED SIGNER AND TITLE

__________________________________
AUTHORIZED SIGNATURE

----------------------------------    Date:______________________________

________________________________
NAME OF BANK

________________________________
AUTHORIZED SIGNATURE AND TITLE


----------------------------------

                                    EXHIBIT E
                                PLEDGE AGREEMENT

                        SECURITY DEPOSIT PLEDGE AGREEMENT

         THIS SECURITY DEPOSIT PLEDGE AGREEMENT (the "Agreement"), dated as of _______________, 20__, is between ZYMOGENETICS, INC, a Washington corporation ("Tenant"), and ____________________________, a _______________ ("Landlord").

         The parties hereto agree as follows:

1.       Definitions

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "Collateral" has the meaning specified in Section 5.

         "Collateral Securities" means fixed income securities that meet the following requirements:

         (a) are rated AA or A1 or better by Standard & Poor's Rating Group;
         (b) are freely transferable without restriction of any kind (including any restrictions that may be imposed under federal or state securities laws); and
         (c) have remaining maturities of not more than 2 years.

         "Control Account" means the account established by Tenant in its name at _________________ or such other brokerage firm or bank as Landlord may reasonably approve, which account is subject to the terms and conditions of the Control Account Agreement.

         "Control Account Agreement" means the "Security, Custodian and Control Account Agreement" in substantially the form of EXHIBIT A hereto, which is entered into with respect to the Control Account.

         "Event of Default" has the meaning specified in Section 8.

         "Lease" means the "Lease" between Tenant and Landlord dated ______________, 2002, as now or hereafter amended, relating to_____________
[street address], Seattle, Washington.

         "Market Value" means, as of any date of determination, the market value of the Collateral Securities then held in the Control Account, as reflected, at Landlord's option, as of the end of a business day in the Wall Street Journal or other any nationally recognized business publication of similar stature containing the current bid and asked prices for securities traded on a major exchange in the United States or on the most recently monthly account statement delivered to Landlord and Tenant pursuant to the Control Account Agreement.

2.       Purpose

         This Agreement is for the purpose of securing the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of Tenant's obligations (the "Obligations") with respect to the security deposit (the "Security Deposit") that are detailed in Section 7 of the Lease. The amount of the Security Deposit which is to be covered by the Collateral described in this Agreement is $______________ and is referred to herein as the "Required Balance."

3.       Collateral Securities

         As collateral for the Obligations throughout the term of the Lease, Tenant will pledge to Landlord, and grant Landlord, a perfected, first priority security interest in, Collateral Securities held in the Control

         Account with a Market Value at all times equal to the Required Balance. A list of the initial Collateral Securities pledged by Tenant and held in the Control Account is attached to this Agreement as EXHIBIT B.

4.       Control Account

         Subject to the terms of the Agreement and the Control Account Agreement, the Collateral Securities pledged by Tenant pursuant to this Agreement shall at all times be held in the Control Account. The maintenance, disposition and transfer of the Control Account and all Collateral Securities held therein shall at all times be subject to the terms of the Agreement and the Control Account Agreement.

5.       Grant of Perfected First Lien Security Interest

         Throughout the term of the Lease, as security for the Obligations, Tenant hereby delivers, pledges, grants, transfers, assigns and sets over to Landlord, and hereby grants to Landlord a continuing perfected first lien security interest in, the following (the "Collateral"):

         (a) All Collateral Securities, cash and other assets held in the Control Account;
         (b)      The Control Account;
         (c) All securities entitlements and financial assets relating to the foregoing; and
         (d) All proceeds and products of any of the foregoing held in the Control Account.

6.       Consent Rights, Trading Rights and Payments in Respect of the
Collateral

         (a) So long as no Event of Default has occurred and is continuing, Tenant shall be entitled (i) to exercise (but not in a manner inconsistent with this Agreement or the Control Account Agreement) all consent or other voting rights with respect to the Collateral Securities, (ii) to receive and retain all regularly scheduled payments of interest or dividends in respect of the Collateral Securities or (iii) to substitute at any time during the term of the Lease the Collateral Securities with other Collateral Securities, provided Landlord obtains a perfected first priority security interest in the substitute Collateral Securities prior to the release of the pledged Collateral Securities and provided that Market Value of all Collateral Securities after the substitution is equal to or greater than the Required Balance. Upon such substitution, release and withdrawal of such released assets from the Control Account, such released assets will no longer be subject to a security interest in favor of Landlord and, unless subsequently re-deposited into the Control Account, will no longer be "Collateral": within the meaning of this Agreement.

         (b) If an Event of Default (as defined in the Lease) has occurred and is continuing, Landlord shall be entitled (i) to exercise all consent or other voting rights with respect to the Collateral Securities, (ii) to any and all rights of sale, conversion, exchange, subscription, withdrawal and any other rights, privileges or options pertaining to the Collateral as if Landlord were the absolute owner thereof and (iii) to receive and retain, as additional Collateral hereunder, any and all interest, dividends or other payments at any time and from time to time paid on the Collateral; provided, however, that prior to any exercise by Landlord of any of the preceding rights with respect to the Collateral Securities, Landlord agrees to provide Tenant 3 business days' prior written notice of its intent to exercise its rights to the Collateral.

         (c) Any principal amount at any time paid in respect of the Collateral Securities (whether at the acceleration thereof, as a scheduled or mandatory sinking fund payment, in redemption or prepayment thereof or at the maturity thereof) shall constitute part of the Collateral and shall be held in the Control Account until reinvested as provided in the Collateral Account Agreement. If for any reason Tenant should receive any such payment of principal in respect of the Collateral Securities, Tenant shall receive and hold the same in trust, for the benefit of Landlord, and shall promptly deposit such payment (or, at Tenant's option, substitute Collateral Securities) in the Control Account.

7.       Representations, Warranties and Covenants by Tenant

         (a) Tenant represents that the execution, delivery and performance of this Agreement does not violate any agreement to which it is bound or any law or regulation applicable to Tenant, and that it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (b) Tenant represents that it is the sole beneficial owner of the Collateral Securities and the proceeds thereof free and clear of any security interest or other encumbrance other than the first priority security interest created favor of Landlord pursuant to and in accordance with this Agreement and Tenant will not create or permit to exist any other security interest or other encumbrance against the Collateral. Tenant further represents, except as permitted under this Agreement and the Control Account Agreement, that for the term of this Agreement it will not sell, convey, transfer or otherwise dispose of any of the Collateral Securities.

         (c) Tenant represents that this Agreement and delivery of the Collateral into the Collateral Account creates a valid, perfected, and first priority security interest in the Collateral in favor of Landlord, and all actions necessary to achieve such perfection have been duly taken.

         (d) Tenant represents that this Agreement and delivery of the substitute Collateral Securities into the Collateral Account pursuant to clause
(iii) of Section 6(a) will create a valid, perfected, and first priority security interest in the substitute Collateral in favor of Landlord, and all actions necessary to achieve such perfection, upon delivery to the Custodian, will have been duly taken.

         (e) Tenant at all times will cause the Control Agreement to remain in full force and effect and will cause the Collateral Securities to be held in the Control Account.

         (f) Upon demand by Landlord, Tenant will permit inspection of the Collateral Securities by Landlord.

         (f) Tenant at all times will cause the Market Value of Collateral Securities held in the Control Account to equal or exceed the Required Balance. If, at any time, the Market Value of Collateral Securities held in the Control Account is less than the Required Balance, Tenant shall immediately cause to be deposited in the Control Account additional Collateral Securities with a Market Value sufficient to cause the aggregate Market Value of all Collateral Securities then held in the Collateral Account to equal or exceed the Required Balance.

8.       Liability

         Tenant shall indemnify the financial institution party to the Control Account Agreement for any and all costs and expenses, and attorney's fees and court costs, which directly result from any sale of Collateral Securities and the withdrawal of the settlement proceeds thereof (not to exceed the amount of the Security Deposit Amount) authorized by Landlord to fulfill any of Tenant's Obligations; provided, however, that nothing in this indemnification provision shall operate or be construed to limit Tenant's rights against Landlord under the terms of the Lease or Landlord's rights against Tenant thereunder. Tenant shall indemnify and defend, with counsel reasonably acceptable to Landlord, Landlord's right, title and first priority security interest in the Collateral and Substitute Collateral. After Landlord delivers a Notice of Exclusive Control to the financial institution party to the Control Account Agreement, (a) Landlord may liquidate or sell all or any part of the Collateral in a commercially reasonable manner and whether or not the value of any of the Collateral is rising, falling or holding, and (b) Landlord is not required to exercise any right, option or privilege arising from or relating to the Collateral. The provisions of this section shall survive expiration or termination of this Agreement or any determination that this Agreement or any portion is void or voidable.

9.       Assignment and Amendment

         (a) This Agreement may not be amended without the prior written consent of both parties.

         (b) This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that:

    (i) Landlord may, at any time, and without notice to or the necessity of obtaining Tenant's consent, assign to any financial institution providing a loan to Landlord in connection with the property subject of the Lease (together with any such financial institution's successors or assigns, the "Lender") all of its rights under, and interest in, this Agreement. Within one (1) business day after making any such assignment, Landlord shall deliver to Tenant written notice of the assignment and a copy of the instrument of assignment. Upon receipt by Tenant of the aforementioned notice, Lender shall thereafter succeed to all of the rights and privileges of Landlord and shall be subject to the same obligations, terms, conditions and restrictions applicable to Landlord under the terms of this Agreement, provided that after Lender sends Custodian a Lender Notice of Exclusive Control pursuant to Section 10(b) of the Control Account Agreement, Lender shall also be subject to the same obligations (including indemnification obligations arising from and after the date of the Lender Notice of Exclusive Control) as Landlord. Lender will not be liable for any act, omission or breach by Landlord of any obligation under this Agreement or the Control Account Agreement which occurs prior to the date of the Lender Notice of Exclusive Control and will, upon any sale or transfer by Lender of its interest in the property and the Lease, automatically be released and discharged from any and all liability thereafter accruing under this Agreement or the Control Account Agreement; and

    (ii) If Landlord assigns its interest in the Lease, whether voluntarily or through involuntary assignment or transfer such as bankruptcy or foreclosure, such assignment will automatically and without further action or notice to Tenant, cause an assignment of Landlord's rights in this Agreement and the Collateral to the assignee and upon the assignee's assumption of Landlord's obligations under the Lease (including Landlord's obligations with respect to this Agreement and the Collateral), Landlord will thereafter accrue no further liability for the return of the Collateral. Upon request of either party, Landlord and Tenant agree to execute such documents as may be necessary or desirable to reflect or better confirm such assignment, assumption and/or release.

10.      Waivers

         A waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach of such provision or of any other provision hereof. Failure of either party to enforce at any time or from time to time any provision of this Agreement shall not be construed as a waiver thereof.

11.      Severability

         Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof.

12.      Governing Law: Successors Bound

         This Agreement shall be construed in accordance with the internal laws of the State of Washington, determined without regard to conflicts of law. Subject to all the terms and provisions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each party hereto consents to submit to the jurisdiction of the courts of the State of Washington and of the United States of America located in King County, Washington for any action, suit or proceeding arising out of or relating to this Agreement. Each party further waives any objection to the laying of venue of any such action, suit or proceeding in such courts, and further agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

13.      Notices

         All notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified below or at such other place which is not a post office box as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed effective within 3 business days after the party sending the notice deposits the notice with the United States Post Office. Notices delivered by courier are deemed effective on the next business day after the day the party delivering the notice timely deposits the notice with the courier for overnight (next day) delivery.

If to Tenant:                               ZymoGenetics, Inc.
                                            Attn: Chief Financial Officer
                                            1201 Eastlake Avenue E.
                                            Seattle, WA 98121
                                            Telephone: (206) 442-6600
                                            Fax: (206) 442-6608

                  With a copy to:           Real Property Law Group, PLLC
                                            Attn:  Cynthia Thomas
                                            1218 Third Avenue, Suite 1900
                                            Seattle, WA 98101
                                            Telephone: (206) 625-1717
                                            Fax: (206) 374-2782

If to Landlord:                             ___________________________
                                            Attn: _____________________
                                            ___________________________
                                            ___________________________
                                            Telephone: ________________
                                            Fax: ______________________

                  With a copy to:           Stoel Rives LLP
                                            Attn:  David H. Rockwell
                                            600 University Street, Suite 3600
                                            Seattle, WA 98101-3197
                                            Telephone: (206) 386-7694
                                            Fax: (206) 386-7500

14.      Entire Agreement

         This Agreement, together with the Lease and the Control Account Agreement, embody the entire agreement and understanding between the parties pertaining to the subject matters hereof and thereof, and supersedes any prior agreements, understandings, negotiations, representations and discussions, whether oral or written, of the parties, pertaining to such subject matters. The parties acknowledge that they have all participated in the drafting of this Agreement, and that they all have been represented by legal counsel of their own choosing and the language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

15.      Further Assurances

         Tenant shall, upon the request of Landlord, execute and deliver such other instruments and take and cause to be taken such further actions as may be reasonably necessary or reasonably appropriate to carry out the provisions and purposes of this Agreement, and specifically to continue the creation, attachment and perfection of the security interest granted hereunder.

         IN WITNESS WHEREOF, Tenant and Landlord have caused this Agreement to be executed by their proper corporate officers as of the day and year first above written.

                                            TENANT

                                            ZymoGenetics, Inc.
                                            a Washington corporation

                                            By________________________________
                                               Name:________________________
                                               Title:_______________________


                                            LANDLORD:

                                            _________________________,
                                            a _____________________


                                            By________________________________
                                               Name:________________________
                                               Title:_______________________

                                    EXHIBIT F
                               CUSTODIAL AGREEMENT

                            ACCOUNT CONTROL AGREEMENT

         THIS ACCOUNT CONTROL AGREEMENT (this "Agreement") is made and entered into as of the _____________day of _________________, 200_, by and among UNION
BANK OF CALIFORNIA, N.A., a national banking association ("Securities Intermediary'), ___________________________________, a
___________________("Customer"), and ____________________________________, a
_________________________________________("Secured Party").

                                    RECITALS:

         A. Pursuant to a Personal Custody Agreement, dated _______________, 200_ (the "Account Agreement"), by and between Customer and Securities Intermediary, Customer has established a securities account, bearing Account No. _________ _______________________ (the "Account"), with Securities Intermediary.

         B. Pursuant to a ____________________________ , dated
__________________, 200_ (the "Security Agreement"). Customer has granted to Secured Party a security interest in certain personal property of Customer, including without limitation (i) the Account, (ii) all securities entitlements, investment property and other financial assets now or hereafter credited to the Account, (iii) all of Customer's rights in respect of the Account, such securities entitlements, investment property and other financial assets, and
(iv) all products, proceeds and revenues of and from any of the foregoing personal property (collectively, the "Collateral").

         C. Securities Intermediary, Customer and Secured Party are entering into this Agreement in order to perfect Secured Party's security interest in the Account by means of control.

                                   AGREEMENT:

In consideration of the foregoing recitals, Securities Intermediary, Customer and Secured Party hereby agree as follows:

1. All terms used in this Agreement which are defined in the Commercial Code of the state whose law governs this Agreement ("Commercial Code") but are not otherwise defined herein shall have the meanings assigned to such terms in the Commercial Code, as in effect on the date of this Agreement.

2. Upon receipt of a fully executed and acknowledged Notice of Exclusive Control, substantially in the form attached as Exhibit A, Securities Intermediary will comply with all entitlement orders originated by Secured Party with respect to the Collateral, or any portion of the Collateral, without further consent by Customer.

3. Securities Intermediary hereby represents and warrants (a) that the records of Securities Intermediary show that Customer is the sole owner of the Collateral, (b) that Securities Intermediary has not been served with any notice of levy or received any notice of any security interest in or other claim to the Collateral, or any portion of the Collateral, other than Secured Party's claim pursuant to this Agreement, and (c) that Securities Intermediary is not presently obligated to accept any entitlement order from any person with respect to the Collateral, except for entitlement orders that Securities Intermediary is obligated to accept from Secured Party under this Agreement and entitlement orders that Securities Intermediary, subject to the provisions of Section 5 below, is obligated to accept from Customer.

4. Without the prior written consent of Secured Party, Securities Intermediary will not enter into any agreement by which Securities Intermediary agrees to comply with any entitlement order of any person other than Secured Party or, subject to the provisions of Section 5 below, Customer, with respect to any portion or all of the Collateral. Securities Intermediary shall promptly notify Secured Party and Customer if any person requests Securities Intermediary to enter into any such agreement or otherwise assert or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the Collateral.

5. Except as otherwise provided in this Section 5, Securities Intermediary may allow Customer to effect sales, trades, transfers and exchanges of Collateral within the Account, but will not, without the prior written consent of Secured Party, allow Customer to withdraw any Collateral from the Account (other than withdrawals consisting solely of ordinary cash dividends or interest income). Securities Intermediary acknowledges that Secured Party reserves the right, by delivery of a fully executed and acknowledged Notice of Exclusive Control to Securities Intermediary, to prohibit Customer from effecting any further withdrawals (including withdrawals of ordinary cash dividends and interest income), sales, trades, transfers or exchanges of any Collateral held in the Account. Further, upon receipt of such fully executed and acknowledged Notice of Exclusive Control, Securities Intermediary hereby agrees from thereafter to comply with any and all written instructions delivered by Secured Party to Securities Intermediary and from thereafter has no obligation to and will not, investigate the reason for any action taken by Secured Party, the amount of any obligations of Customer to Secured Party, the validity of any of Secured Party's claims against or agreements with Customer, the existence of any defaults under such agreements, or any other matter.

6. Customer hereby irrevocably waives any rights Customer may have under the Account Agreement to the extent such rights are inconsistent with the provisions of this Agreement, and hereby irrevocably authorizes Securities Intermediary to comply with all instructions and entitlement orders delivered by Secured Party to Securities Intermediary.

7. Securities Intermediary will not attempt to assert control, and does not claim and will not accept any security or other interest in any part of the Collateral, and Securities Intermediary will not exercise, enforce or attempt to enforce any right of setoff against the Collateral, or otherwise charge or deduct from the Collateral any amount whatsoever, except for any right Securities Intermediary may have to collect account maintenance or similar fees under the Account Agreement.

8. Securities Intermediary and Customer shall not amend, supplement or otherwise modify the Account Agreement (including, without limitation the choice of law provision and provisions providing for treatment of property held in the Account as a financial asset) in any respect without Secured Party's prior written consent.

9. Securities Intermediary shall not terminate the Account, and shall not permit Customer to terminate the Account, without Secured Party's prior written consent.

10. This Agreement shall remain in full force and effect until Securities Intermediary receives written notice of its termination given by Secured Party.

11. Securities Intermediary and Customer hereby agree that any property held in the Account shall be treated as a financial asset under such section of the Commercial Code as corresponds with Section 8-102 of the Uniform Commercial Code, notwithstanding any contrary provision of any other agreement to which Securities Intermediary may be a party.

12. Securities Intermediary is hereby authorized and instructed, and hereby agrees, to send to Secured Party at its address set forth in Section 18 below, concurrently with the sending thereof to Customer, duplicate copies of any and all monthly Account statements or reports issued or sent to Customer with respect to the Account. In addition, Securities Intermediary shall (i) issue a confirmation or safekeeping receipt to both Customer and Secured Party for each transaction made on the Account; and (ii) upon request will provide Secured Party with information on the Account and the financial assets held therein, and will provide Customer with a copy of any information provided to Secured Party.

13. This Agreement does not create any obligation or duty on the part of Securities Intermediary other than those expressly set forth herein. Secured Party and Customer hereby acknowledge that Securities Intermediary has no obligation to monitor the value of the Collateral for Secured Party or Customer.

14. Secured Party and Customer hereby agree, jointly and severally, to indemnify and hold harmless Securities Intermediary from and against any and all losses, liabilities, demands, claims, expenses and attorneys' fees which Securities Intermediary may incur or suffer if all or any portion of the Collateral is found to be fraudulent in nature or otherwise worthless or invalid for any reason excepting only such losses, liabilities, demands, claims, expenses and attorneys' fees which result solely from the gross negligence or willful misconduct of Securities Intermediary.

15. Any forbearance or failure or delay by Secured Party in exercising any right hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right shall not preclude the further exercise thereof. This Agreement may be amended only in writing signed by all parties hereto.

16. Notwithstanding the terms of any other agreement, the parties hereto agree that this Agreement shall be governed under and in accordance with the laws of the State of California and, for purposes of this Agreement, such state shall be deemed to be Securities Intermediary's jurisdiction.

17. This Agreement constitutes the entire agreement among Securities Intermediary, Customer and Secured Party with respect to the subject matter hereof, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

18. Any notice or other communication provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address provided below (or at such other address as the party changing its address shall notify the others as provided herein) and shall be considered to have been validly given (a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first class postage prepaid with the United States Postal Service, (c) on the next business day, if sent by overnight courier service of recognized standing, and (d) upon telephoned confirmation of receipt, if telecopied:

If to Securities Intermediary:
Union Bank of California, N.A.

________________________
________________________
________________________

If to Secured Party:

________________________
________________________
________________________

If to Customer:

________________________
________________________
________________________

19. To the extent that the terms or conditions of this Agreement are inconsistent with the Account Agreement or any other document, instrument or agreement between Securities Intermediary and Customer, the terms and conditions of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

"Securities Intermediary"                 "Customer"             "Secured Party"

{Signature blocks to be inserted}

                                    EXHIBIT A
                                       TO
                            ACCOUNT CONTROL AGREEMENT

                       Form of Notice of Exclusive Control

                                ____________, __
TO:      [Name and address of Custodian]
         _______________________________
         _______________________________
         _______________________________

         Re:    Notice of Exclusive Control--Account No. __________ (the
"Account")

Dear Sir/Madam:

         Pursuant to the provisions of the Account Control Agreement dated as of ___________, among the undersigned as Secured Party, ZymoGenetics, Inc. as Customer and you as Securities Intermediary (the "Agreement"), the undersigned hereby gives notice of the exercise of exclusive control over the Account due to the occurrence and continuance of an Event of Default under the security agreement between Customer and the undersigned. Subject to the provisions of the Agreement, you are hereby notified that from this date forward you are instructed to comply only with entitlement orders for the Account issued by the undersigned.

         In accordance with the Agreement, you are hereby notified to cease complying with entitlement orders or other directions concerning the Account or the Financial Assets therein, or from making any withdrawals from the Account, if such directions, orders or requests are originated by Customer or its representatives.

         The undersigned hereby affirms and certifies under penalty of perjury that three (3) business days prior to the date hereof it has given notice to Customer that it is in default under the security agreement, that Customer has not cured such default, and such notice informed Customer that the undersigned intended to exercise its remedies under the Agreement.

         All capitalized terms used herein without definition have the same meanings as are ascribed to such terms in the Agreement.

                                            Very truly yours,

                                            ________________________________

                                            By______________________________
                                               Name:________________________
                                               Title:_______________________

STATE OF _____________     )
                           ) ss.
COUNTY OF ___________      )

I certify that I know or have satisfactory evidence that _______________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the _________________________ of _______________________, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
DATED: ________________________.

                                      __________________________________________
                                      (Signature of Notary Public)

                                      __________________________________________
                                      (Printed Name of Notary Public)

                                      My Appointment expires: __________________

                                    EXHIBIT G
                                 FIXED EQUIPMENT

        Equipment No.                           Description
        -------------                           -----------
AD-1                             AIR DRYER, REFRIGERATED
AHU-1A                           AIR HANDLING UNIT, LAB SUPPLY
AHU-1B                           AIR HANDLING UNIT, LAB SUPPLY
AHU-2A                           AIR HANDLING UNIT, LAB EXHAUST
AHU-2B                           AIR HANDLING UNIT, LAB EXHAUST
AHU-4                            AIR HANDLING UNIT, LAB SUPPLY
AHU-5A                           AIR HANDLING UNIT, LAB EXHAUST
AHU-5B                           AIR HANDLING UNIT, LAB EXHAUST
AHU-6                            AIR HANDLING UNIT, LAB SUPPLY
AHU-7A                           AIR HANDLING UNIT, LAB SUPPLY
AHU-7B                           AIR HANDLING UNIT, LAB SUPPLY
AHU-8                            AHU, OFFICE SUPPLY
AUTOCLV-010                      AUTOCLAVE, GRAVITY, STEAM
AUTOCLV-013                      AUTOCLAVE, NON-GMP
AUTOCLV-016                      AUTOCLAVE, STEAM PRESSURE, STERILIZER
BOIL-STM-N001                    BOILER, STEAM, FORCED DRAFT, 150 PSI
BOIL-STM-N002                    BOILER, STEAM, FORCED DRAFT, 150 PSI
CHILLER-001                      CHILLER, SCREW
CHILLER-002                      CHILLER, SCREW
CHILLER-004                      CHILLER, RECIRCULATING LOOP
COLD-RM-004                      COLD ROOM
COLD-RM-005                      COLD ROOM
COMPACTOR-002                    TRASH COMPACTOR, AUGER
COMP-AIR-003                     COMPRESSOR, AIR, DRY FIRE SPRINKLER SYS
COMP-AIR-004                     COMPRESSOR, AIR, LABORATORY/PROCESS
CP-N001                          PUMP, CHILLED WATER PRODUCTION
CP-N002                          PUMP, CHILLED WATER PRODUCTION
CP-N003                          PUMP, CHILLED WATER DISTRIBUTION
CP-N004                          PUMP, CHILLED WATER DISTRIBUTION
CP-N005                          PUMP, HEATING, HOT WATER
CP-N006                          PUMP, HEATING, HOT WATER
CP-N007                          PUMP, HEAT RECOVERY
CP-N008                          PUMP, LAB HOT WATER
CP-N009                          PUMP, LAB HOT WATER
CP-N010                          PUMP, HEAT RECOVERY
CP-N012                          PUMP, CONDENSATE
CP-N019                          PUMP, CONDENSATE
CP-N020                          PUMP, DOMESTIC HOT WATER
CP-N029                          PUMP, CONDENSATE
CP-N030                          PUMP, LAB HOT WATER
DOOR-ROLL-006                    DOOR, ROLLUP,LOADING DOCK,INTERIOR, NELS
DOOR-ROLL-007                    DOOR, ROLLUP, COMPACTOR,NELSON
EF-2                             FAN, EXHAUST, VIVARIUM FUME
EF-3                             FAN, EXHAUST, 2ND FLR FUME
EF-4                             FAN, EXHAUST, GARAGE
EF-5                             FAN, EXHAUST, GAS STORAGE

EF-6                             FAN, EXHAUST, 4TH FLR TOILET EXH.
EF-7                             FAN, EXHAUST, 4TH FLR RELIEF
EF-8                             FAN, EXHAUST, 3RD FLR FUME
EF-9                             FAN, EXHAUST, GLASSWASH
ELEVATOR-003                     ELEVATOR, SERVICE, NELSON
EUH-N1                           HEATER, ELECTRICAL UNIT,WATER RM
EUH-N2                           HEATER, ELECTRICAL UNIT, 2ND FLR. MECH.
EUH-N3                           HEATER, ELECTRICAL UNIT, 3RD FLR. MECH.
EUH-N4                           HEATER, ELECTRICAL UNIT, 4TH FLR. MECH.
EUH-N5                           HEATER, ELECTRICAL UNIT, ELEVATOR MECH.
FET-N101                         HVAC FUME EXHAUST TERMINAL BOX
FET-N102                         HVAC FUME EXHAUST TERMINAL BOX
FET-N103                         HVAC FUME EXHAUST TERMINAL BOX
FET-N104                         HVAC FUME EXHAUST TERMINAL BOX
FET-N105                         HVAC FUME EXHAUST TERMINAL BOX
FET-N106                         HVAC FUME EXHAUST TERMINAL BOX
FET-N107                         HVAC FUME EXHAUST TERMINAL BOX
FILTER-HEPA-004                  FILTER,HEPA,IN-LINE
FIRE-SYS-003                     FIRE ALARM SYSTEM AT NELSON [SITE #03]
FLTR-WTR-002                     FILTER, WATER, DOMESTIC SYSTEM (SOUTH)
FLTR-WTR-003                     FILTER, WATER, DOMESTIC SYSTEM (NORTH)
GENERATOR-002                    GENERATOR, 500 KW
GET-N101                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N102                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N103                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N104                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N105                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N106                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N107                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N108                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N109                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N110                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N111                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N112                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N113                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N114                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N115                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N116                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N117                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N118                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N301                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N302                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N303                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N304                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N305                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N306                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N307                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N308                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N309                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N310                         HVAC, GENERAL EXHAUST TERMIAL BOX

GET-N311                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N312                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N313                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N314                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N315                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N316                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N317                         HVAC, GENERAL EXHAUST TERMIAL BOX
GET-N318                         HVAC, GENERAL EXHAUST TERMIAL BOX
HOOD-BSC-058                     BIO SAFETY CABINET, CLASS II TYPE B2
HOOD-FUME-013                    HOOD, FUME
HOOD-FUME-023                    HOOD, FUME
HOOD-FUME-041                    HOOD, FUME, 6' CHEMGARD RADIO-ISOTOPE
HOOD-FUME-042                    HOOD, FUME, RADIO-ISOTOPE
HOOD-FUME-043                    HOOD, FUME, 4' CHEMGARD RADIO-ISOTOPE
HOOD-FUME-044                    HOOD, FUME, RADIO-ISOTOPE
HOOD-FUME-045                    HOOD, FUME, 6' CHEMGARD RADIO-ISOTOPE
HOOD-FUME-046                    HOOD, FUME, 6' CHEMGARD RADIO-ISOTOPE
HOOD-FUME-048                    HOOD, FUME
HOOD-FUME-049                    HOOD, FUME
INDICATOR-003                    INDICATOR, DIGITAL, WEIGHT
PRESS-RED-001                    H2O SUPPLY TO RABBIT WATERING SYSTEM
PUMP-HSVAC-002                   PUMP,VACUUM, HOUSE,NELSON
RO-DI-002                        WATER SYSTEM, RO-DI
RO-SYS-001                       REVERSE OSMOSIS WATER SYSTEM
SF-1                             FAN, SUPPLY, ELEVATOR SHAFT
SP-1                             PUMP, SUMP, WASTE WATER
SP-2                             PUMP, SUMP, WASTE WATER
SP-3                             PUMP, SUMP, FOOTING DRAIN
SP-4                             PUMP, SUMP, FOOTING DRAIN
SPRINK-DRY-004                   SPRINKLER, FIRE, DRY,
SPRINK-WET-002                   SPRINKLER, FIRE, WET
STEAM-GEN-001                    STEAM GENERATOR, CLEAN
STILL-001                        STILL, WATER FOR INJECTION
TANK-DA-001                      TANK, DEAERATOR, SPRAYMASTER
UPS-002                          UNINTERUPTABLE POWER SOURCE
VAV-FAN-N401                     VAV,WITH ELECTRIC HEAT,FAN POWERED
VAV-FAN-N402                     VAV,WITH ELECTRIC HEAT,FAN POWERED
VAV-FAN-N403                     VAV,WITH ELECTRIC HEAT,FAN POWERED
VAV-FAN-N404                     VAV,WITH ELECTRIC HEAT,FAN POWERED
VAV-FAN-N405                     VAV,WITH ELECTRIC HEAT,FAN POWERED
VAV-FAN-N406                     VAV,WITH ELECTRIC HEAT,FAN POWERED
VAV-FAN-N407                     VAV,WITH ELECTRIC HEAT,FAN POWERED
VAV-FAN-N408                     VAV, FAN POWERED
VAV-FAN-N409                     VAV, FAN POWERED
VAV-N101                         VAV, WITH HOT WATER REHEAT
VAV-N102                         VAV, WITH HOT WATER REHEAT
VAV-N103                         VAV, WITH HOT WATER REHEAT
VAV-N104                         VAV, WITH HOT WATER REHEAT
VAV-N105                         VAV, WITH HOT WATER REHEAT
VAV-N106                         VAV, WITH HOT WATER REHEAT

VAV-N107                         VAV, WITH HOT WATER REHEAT
VAV-N108                         VAV, WITH HOT WATER REHEAT
VAV-N109                         VAV, WITH HOT WATER REHEAT
VAV-N110                         VAV, WITH HOT WATER REHEAT
VAV-N111                         VAV, WITH HOT WATER REHEAT
VAV-N112                         VAV, WITH HOT WATER REHEAT
VAV-N113                         VAV, WITH HOT WATER REHEAT
VAV-N114                         VAV, WITH HOT WATER REHEAT
VAV-N115                         VAV, WITH HOT WATER REHEAT
VAV-N116                         VAV, WITH HOT WATER REHEAT
VAV-N117                         VAV, WITH HOT WATER REHEAT
VAV-N118                         VAV, WITH HOT WATER REHEAT
VAV-N119                         VAV, WITH HOT WATER REHEAT
VAV-N120                         VAV, WITH HOT WATER REHEAT
VAV-N121                         VAV, WITH HOT WATER REHEAT
VAV-N122                         VAV, WITH HOT WATER REHEAT
VAV-N123                         VAV, WITH HOT WATER REHEAT
VAV-N124                         VAV, HOT WATER REHEAT,FAN POWERED
VAV-N125                         VAV, WITH HOT WATER REHEAT
VAV-N126                         VAV, WITH HOT WATER REHEAT
VAV-N127                         VAV, WITH HOT WATER REHEAT
VAV-N128                         VAV, WITH HOT WATER REHEAT
VAV-N129                         VAV, WITH HOT WATER REHEAT
VAV-N130                         VAV, WITH HOT WATER REHEAT
VAV-N131                         VAV, WITH HOT WATER REHEAT
VAV-N301                         VAV, WITH HOT WATER REHEAT
VAV-N302                         VAV, WITH HOT WATER REHEAT
VAV-N303                         VAV, WITH HOT WATER REHEAT
VAV-N304                         VAV, WITH HOT WATER REHEAT
VAV-N305                         VAV, WITH HOT WATER REHEAT
VAV-N306                         VAV, WITH HOT WATER REHEAT
VAV-N307                         VAV, WITH HOT WATER REHEAT
VAV-N308                         VAV, WITH HOT WATER REHEAT
VAV-N309                         VAV, WITH HOT WATER REHEAT
VAV-N310                         VAV, WITH HOT WATER REHEAT
VAV-N311                         VAV, WITH HOT WATER REHEAT
VAV-N312                         VAV, WITH HOT WATER REHEAT
VAV-N313                         VAV, WITH HOT WATER REHEAT
VAV-N314                         VAV, WITH HOT WATER REHEAT
VAV-N315                         VAV, WITH HOT WATER REHEAT
VAV-N316                         VAV, WITH HOT WATER REHEAT
VAV-N317                         VAV, WITH HOT WATER REHEAT
VAV-N318                         VAV, WITH HOT WATER REHEAT
VAV-N319                         VAV, WITH HOT WATER REHEAT
VAV-N320                         VAV, WITH HOT WATER REHEAT
VAV-N321                         VAV, WITH HOT WATER REHEAT
VAV-N322                         VAV, WITH HOT WATER REHEAT
VAV-N323                         VAV, WITH HOT WATER REHEAT
VAV-N324                         VAV, WITH HOT WATER REHEAT
VAV-N325                         VAV, WITH HOT WATER REHEAT

VAV-N326                         VAV, WITH HOT WATER REHEAT
VAV-N327                         VAV, WITH HOT WATER REHEAT
WARM-RM-003                      WARM ROOM, WALK IN, 37 DEG
WASH-ACCES-001                   SPINDLE HEADERS FOR GLASS WASHER
WASH-CAGE-002                    WASHER, CAGE
WASH-GLASS-004                   WASHER, GLASSWARE
WASH-GLASS-005                   WASHER, GLASSWARE,  SUPER DRYER
WASTE-CHEM-001                   WASTE TREATMENT SYSTEM
WATER-PUR-006                    PURIFIER, WATER FILTER SYSTEM FOR BOTTLE FILLER
WFI-SYS-001                      WFI, WATER FOR INJECTION SYSTEM

                                    EXHIBIT H
                        Use and Function of Leased Space

                                    EXHIBIT I
                                BOMA Measurement

                                   EXHIBIT J-1

                          Landlord Estoppel Certificate

         THIS LANDLORD ESTOPPEL CERTIFICATE ("Certificate"), dated as of ________ __, 2001, is executed by ____________________, a _____________
("Landlord") in favor of_____________________________, ( "Subtenant"[or other appropriate identifier, such as "Assignee"]).

                                    RECITALS

     A. Tenant and Landlord have entered into that certain Lease Agreement dated as of ________ ___, 20___ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the improved real property located in the City of Seattle, County of King, State of Washington, more particularly described on Exhibit A attached hereto ( the "Property").

     B. Pursuant to the Lease, Landlord has agreed that upon the request of Tenant, Landlord would execute and deliver an estoppel certificate certifying the status of the Lease.

     C. Tenant has requested that Landlord execute this Certificate with an understanding that Subtenant will rely on the representations and agreements below in [subleasing space in the Premises from Tenantinsert appropriate description of transaction] (the "Transaction").

     NOW, THEREFORE, Landlord certifies and represents to Subtenant as follows:

     1. Lease. Attached hereto as Exhibit B is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
_______________________________________________________________________________
(If none, please state "None.")

     2. Premises. Pursuant to the Lease, Tenant leases those certain premises (the "Premises") consisting of approximately ___________ rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the right to use [_______ parking spaces/the parking area] located on the Property during the term of the Lease.

     3. Full Force of Lease. The Lease has been duly authorized, executed and delivered by Landlord, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Landlord in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

     4. Complete Agreement. The Lease constitutes the complete agreement between Landlord and Tenant for the Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

     5. Lease Term. The term of the Lease commenced on ________ ___, 20___ and ends on ________ ___, 20___, subject to the following options to extend:
________________________________________________________________________________
(If none, please state "None.")

     6. Purchase Rights. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Premises or all or any portion of, or interest in, the Property, except as follows:_______________________________________________________________________

                                      J-1-1

________________________________________________________________________________
(If none, please state "None.")

     7. Rights of Tenant. Except as expressly stated in this Certificate,
Tenant:

     (a) has no right to renew or extend the term of the Lease, except as follows: ;

     (b) has no right, title, or interest in the Premises, other than as Tenant under the Lease or as the owner of all Removable Equipment and personal property not identified as Fixed Equipment under the Lease.

     8. Rent.

     (a) The obligation to pay Rent under the Lease commenced on ________ ___, 20___. The Rent under the Lease is curRent, and to the best of Landlord's actual knowledge, Tenant is not in default in the performance of any of its obligations under the Lease.

     (b) Tenant is currently paying Base Rent under the Lease in the amount of $________ per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of Rent or other charges, free Rent, partial Rent, or credits, offsets or reductions in Rent, except as follows:______________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

     (c) There are no existing defenses or offsets against Rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Premises, nor to the best of Landlord's actual knowledge is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, , except as follows:________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

     9. Security Deposit. Tenant's compliance with the Security Deposit provision of the Lease (Section 7) is through a Letter of Credit in the amount of $______ and pledged marketable securities of $________.

     10. Prepaid Rent. The amount of prepaid Rent, separate from the security deposit, is $___________, covering the period from ________ ___, 20___ to ________ ___, 20___.

     11. Insurance. To the best of Landlord's actual knowledge, all insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

     12. Pending Actions. There is not pending or, to the best of Landlord's actual knowledge, threatened against or contemplated by the Landlord, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

     13. Tenant Improvements. As of the date of this Certificate, to the best of Landlord's actual knowledge: Tenant has performed all obligations required of Tenant pursuant to the Lease; no offsets, counterclaims, or defenses of Landlord under the Lease exist against Tenant; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Tenant, except as follows:___________________ __________________________________.(If none, please state "None.")

                                      J-1-2

     14. Assignments by Tenant. To the best of Landlord's actual knowledge, Tenant has not sublet or assigned the Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Premises. The address for notices to be sent to Tenant is as set forth in the Lease or is:___________________________.

     15. Reliance. Landlord makes this Certificate with the knowledge that it will only be relied upon by Subtenant in agreeing to complete the Transaction.

     Landlord has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

LANDLORD:           ___________________________________________________________,
                    a __________________________________________________________

                    By:_________________________________________________________

                             Name:______________________________________________
                             Its:_______________________________________________

                                      J-1-3

                                   Exhibit J-2
                           Tenant Estoppel Certificate

     THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of ________ __, 2001, is executed by ____________________, a _____________ ("Tenant") in favor of_____________________________, ( "Buyer"[or other appropriate identifier, such as "Lender"]).

                                    RECITALS

     A. Tenant and Landlord have entered into that certain Lease Agreement dated as of ________ ___, 20___ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the improved real property located in the City of Seattle, County of King, State of Washington, more particularly described on Exhibit A attached hereto ( the "Property").

     B. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

     C. Landlord has requested that Tenant execute this Certificate with an understanding that Buyer [Lender} will rely on the representations and agreements below in [acquiring the Property and Landlord's interest under the Lease] [connection with a loaninsert appropriate description of transaction] (the "Transaction").

     NOW, THEREFORE, Tenant certifies and represents to Buyer as follows:

     16. Lease. Attached hereto as Exhibit B is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:__
_______________________________________________________________________________.
(If none, please state "None.")

     17. Leased Premises. Pursuant to the Lease, Tenant leases those certain premises (the "Premises") consisting of approximately ___________ rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the right to use [_______ parking spaces/the parking area] located on the Property during the term of the Lease.

     18. Full Force of Lease. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

     19. Complete Agreement. The Lease constitutes the complete agreement between Landlord and Tenant for the Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

     20. Acceptance of Premises. Tenant has accepted possession and is currently occupying the Premises.

     21. Lease Term. The term of the Lease commenced on ________ ___, 20___ and ends on ________ ___, 20___, subject to the following options to extend:________ (If none, please state "None.")

                                      J-2-1

     22. Purchase Rights. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Premises or all or any portion of, or interest in, the Property, except as follows:________________________________________________________________________
________________________________________________________________________________
 (If none, please state "None.")

     23. Rights of Tenant. Except as expressly stated in this Certificate,
Tenant:

     (a) has no right to renew or extend the term of the Lease except as follows:_______________________________________________________________________;

     (b) has no right, title, or interest in the Premises, other than as Tenant under the Lease or as the owner of all Removable Equipment and personal property not identified as Fixed Equipment under the Lease.

     24. Rent.

     (a) The obligation to pay rent under the Lease commenced on ________ ___, 20___. The Rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

     (b) Tenant is currently paying Base Rent under the Lease in the amount of $________ per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of Rent or other charges, free rent, partial Rent, or credits, offsets or reductions in rent, except as follows:______________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

     (c) There are no existing defenses or offsets against Rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best of Tenant's actual knowledge, or could ripen into a default on the part of Landlord under the Lease, except as follows:________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

     25. Security Deposit. Tenant's compliance with the Security Deposit provision of the Lease (Section 7) is through a Letter of Credit in the amount of $______ and pledged marketable securities of $________.

     26. Prepaid Rent. The amount of prepaid Rent, separate from the Security Deposit, is $___________, covering the period from ________ ___, 20___ to ________ ___, 20___.

     27. Insurance. All insurance, required to be maintained by Tenant under the Lease is presently in effect.

     28. Pending Actions. There is not pending or, to the best of Tenant's actual knowledge, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

     29. Tenant Improvements. As of the date of this Certificate, to the best of Tenant's actual knowledge: Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have

                                      J-2-2
occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:______________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

     30. Assignments by Landlord. Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of leases and rents to be executed by Landlord to Buyer in connection with the Transaction and acknowledges that said assignment does not violate the provisions of the Lease. The address for notices to be sent to Landlord is as set forth in the Lease or is:_____________________________.

     31. Assignments by Tenant. Tenant has not sublet or assigned the Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Premises. The address for notices to be sent to Tenant is as set forth in the Lease or is:_____________________________.

     32. Environmental Matters. Tenant is in compliance with the Lease and Environmental Requirements in connection with its generation, treatment, storage, disposal or release into the environment of any Hazardous Materials at the Premises. Environmental Requirements and Hazardous Materials are defined by reference to Lease Section 19.8. Concerning Lease Section 19 specifically, there presently is no default or other wrongful act or omission by Tenant under the Lease or otherwise in connection with Tenant's occupancy of the Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default under Lease Section 19 on the part of Tenant; except as follows:_________________________________________________. (If none, please state "None.")

     33. Succession of Interest. Tenant agrees that, in the event Buyer succeeds to interest of Landlord under the Lease:

     (a) Buyer shall not be bound by any amendments or modifications of the Lease, subsequent to the date of this Certificate, made without prior consent of Buyer which will not be unreasonably withheld, delayed or conditioned; with the understanding that this Section 17(a) shall not longer apply if the Transaction terminates;

     34. Reliance. Tenant makes this Certificate with the knowledge that it will only be relied upon by Buyer in agreeing to complete the Transaction.

     Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

TENANT:                     ___________________________________________________,
                            a___________________________________________________

                            By:_________________________________________________
                                    Name: ______________________________________
                                    Its:________________________________________

                                      J-2-3

                                    EXHIBIT K
                             SITE PLAN OF EXPANSION

Expansion shown with heavy black outline. Refer to Basis of Design approved by Landlord for further detail.

                                    EXHIBIT L

     Fair Market Value Determination For Premises (Lease Sections 10 and 12)

Determination of "Fair Market Value" of the Premises under paragraphs 10 and 12 of this Lease shall be made in accordance with the following procedures, which shall be valued assuming the Premises are encumbered by the Lease and Renewal Options, with the sum of such determinations being the Fair Market Value of the Premises as a whole:

(a) Fair Market Value of the Premises shall be determined by the agreement of two (2) appraisers (each, an "Initial Appraiser"), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit L. Each of the parties shall concurrently identify in writing, an Initial Appraiser selected and retained by such party and specifically identify such Initial Appraiser's name, address, phone number and qualifications as an appraiser. Within five (5) days after the parties have designated their Initial Appraisers, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party's Initial Appraiser to endeavor to determine and reach agreement upon the Fair Market Value of the Premises (including the land and the improvements), considered as encumbered by this Lease and its extensions, and considered as not having been the subject of a casualty or condemnation, as applicable, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) days (such 30-day period, the "Valuation Period") the agreed-upon Fair Market Value (the "Valuation Notice"). The costs and expenses of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser. If Tenant fails to identify in writing an Initial Appraiser as required by this Exhibit, Landlord shall identify an Initial Appraiser on behalf of Tenant; provided, however, Tenant shall be liable for the costs and expenses of such Initial Appraiser identified on Tenant's behalf by Landlord as if Tenant had selected such Initial Appraiser.

(b) If the Initial Appraisers are not able to reach agreement upon the Fair Market Value within the Valuation Period, within ten (10) days after the end of the Valuation Period each Initial Appraiser shall deliver a written notice to Landlord, Tenant, and the other Initial Appraiser setting forth
     (i) such Initial Appraiser's valuation of the Fair Market Value (each, an "Initial Valuation") and (ii) the name, address and qualifications of a third appraiser selected jointly by the Initial Appraisers (the "Third Appraiser"). The Initial Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third Appraiser (or substitute Third Appraiser) to determine a valuation of the Fair Market Value of the Premises (including the land and the improvements), considered as encumbered by this Lease and its extensions, and considered as not having been the subject of a casualty or condemnation, as applicable, and to deliver in writing to Landlord, Tenant and the Initial Appraisers such valuation (the "Third Valuation") within twenty (20) days of the date of the written direction retaining such Third Appraiser. The Fair Market Value shall be the arithmetic mean of (A) the Third Valuation and (B) the Initial Valuation closer to the Third Valuation. If the Third Valuation is exactly between the two Initial Valuations, then the Fair Market Value shall be the Third Valuation. If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation of the Fair Market Value within twenty (20) days after being directed by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of the American Arbitration Association in the area in which the Premises exist which is the subject of the fair market valuation determination determined hereunder. The costs and expenses of the Third Appraiser (and substitute Third Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

(c) All appraisers selected or appointed pursuant to this Exhibit shall be independent qualified appraisers and shall be, at a minimum, MAI real estate appraisers with at least 7 years experience in appraising real property used for comparable "wet science" biological laboratory and research and development facilities or such similar uses to which the parties agree. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the Fair Market Value of the Premises, as applicable, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a casualty or condemnation, as applicable.

(d) Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a Fair Market Value of the Premises, Landlord and Tenant shall execute an agreement setting forth such agreed-upon Fair Market Value of the Premises, as applicable, and waiving each party's right to have the Fair Market Value of the Premises, as applicable, determined in accordance with the procedures set forth in paragraphs (a) and (b) of this Exhibit.

(e) If Tenant elects not to make an offer to purchase the Premises under Sections 10 or 12 after this valuation process has been conducted, Tenant shall reimburse Landlord its out of pocket third party costs (including attorney's fees and the costs of Landlord's Initial Appraiser). and pay all charges assessed by the Third Appraiser.

                                    EXHIBIT M
                              Lease Amendment Form

                            AMENDMENT NO. __ TO LEASE

         This AMENDMENT NO. ____ TO LEASE (this "Amendment") is entered into as of the below date between ARE-1208 EASTLAKE AVENUE, LLC, a Delaware limited liability company("Landlord") and ZYMOGENETICS, INC., a Washington corporation ("Tenant").

         Landlord and Tenant are parties to that certain Lease dated October ___, 2002, as amended by Amendment No. to Lease ___ dated ____________ {Note - this would be the amendment to incorporate the additional land} (as amended, the "Lease"). Capitalized terms not defined herein shall have the meanings set forth in the Lease. Pursuant to Section 24 of the Lease, Tenant constructed the Expansion and the purpose of this Amendment is to reflect the changes to the Lease as a result of completion of the Expansion.

         Now, therefore, Landlord and Tenant agree as follows:

         1. EXPANSION RENT COMMENCEMENT DATE. The Expansion Rent Commencement Date is _____________________, 200_. Effective on the Expansion Rent Commencement Date: (a) the Base Rent is increased to $____________ per month,
(b) expiration date of the Initial Term of the Lease is extended to ____________________, which date is 180 months from the Expansion Rent Commencement Date, and (c) the Security Deposit required under Section 7.1 of the Lease is increased to $__________________.

         2. NO OTHER AMENDMENTS. Except as modified by this Amendment and by Amendment No. ____ dated ______________, the Lease remains in full force and effect and has not been modified or amended.

         DATED: _______________________.

                            LANDLORD:

                            ARE-1208 Eastlake Avenue, LLC,
                            a Delaware limited liability company

                            By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

                                    By:      ARE-QRS CORP.,
                                             a Maryland corporation,
                                             general partner


                                             By:    ___________________________
                                                    Peter J. Nelson, CFO

                                    TENANT:

                                    ZYMOGENETICS, INC.,
                                    a Washington corporation

                                    By _______________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )



I certify that I know or have satisfactory evidence that ______________________ signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the _____________________________ of ZymoGenetics, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: _________________.

                                        ______________________________________
                                        (Signature)

                                        ______________________________________
                                        Title
                                        My appointment expires _______________

STATE OF _____________              )
                                    ) ss.
COUNTY OF ___________               )

         I certify that I know or have satisfactory evidence that Peter J. Nelson is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of ARE-QRS Corp., general partner of Alexandria Real Estate Equities, L.P., the Managing Member of ARE-1208 Eastlake Avenue, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

         DATED: ____________________


                                              __________________________________
                                              (Signature of Notary Public)

                                              __________________________________
                                              (Printed Name of Notary Public)
                                              My Appointment expires:___________

                                       M-2